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                                                                 EXHIBIT 10.41


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

          THIS AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "Agreement") is made effective as of September 30, 1995 by and between PLATINUM TREASURY SYSTEMS, PLC, (the "Buyer"), and PLATINUM SOFTWARE CORPORATION, a Delaware corporation, ("Platinum" or the "Seller") on behalf of itself and the following majority owned subsidiaries: Platinum Software Canada Ltd., Platinum Software (Ireland) Limited, and Platinum Software (Aust.) Pty, Limited (collectively, the "Subsidiaries").

                               W I T N E S S E T H

          WHEREAS, Seller is engaged in the business of developing, marketing and distributing a variety of financial and accounting software products; and

          WHEREAS, Seller and the Subsidiaries desire to divest certain assets, operations and business associated with its Treasury software product line, which consists of the assets described in Section 1 of this Agreement, including, without limiting the generality of the foregoing, the DOS and Windows versions of the Treasury software designed to provide a comprehensive and integrated means of monitoring and managing the corporate treasury environment (collectively, the "Treasury Product");

          WHEREAS, subject to the terms and conditions of this Agreement, Buyer desires to purchase and Seller and the Subsidiaries desire to sell and transfer to Buyer, their assets, operations and business related to the Treasury Product (the "Business") as described herein; and

          WHEREAS, some of the assets being transferred under this Agreement and liabilities being assumed reside within the Subsidiaries and the term Seller in this Agreement shall be construed to include the Subsidiaries of Seller, as the context requires.

          NOW, THEREFORE, in consideration of the terms, covenants, and conditions hereinafter set forth, the parties hereto hereby agree as follows:

          1. Purchase and Sale of Assets.

             1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, assign, transfer, set over and deliver to Buyer, and Buyer agrees to purchase and accept from Seller the assets, properties and business of Seller related to the Business, whether tangible, intangible, real, personal or mixed, and wherever located (hereinafter sometimes collectively referred to as the "Purchased Assets"), which are more particularly described as set forth below and in the schedules to this Agreement. The Purchased Assets shall be free and clear of all liens, encumbrances, liabilities, obligations, claims, security
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interests or rights of third parties except as otherwise specifically provided herein and shall consist of the following:

                 (a) All of Seller's accounts receivable, including all license fees, maintenance fees and professional services fees and charges owing or to become owing under Software Contracts (as defined below) as of the Closing Date as specified on Schedule 1.1(a).

                 (b) All of Seller's rights and benefits relating to contractual rights, sales representative agreements, distributor agreements, OEM agreements, license agreements, lease agreements, vendor's warranties on the Inventory and other assets and properties relating to the Business (the "General Contracts"), which are listed on Schedule 1.1(b) hereto.

                 (c) All of Seller's rights and benefits under the contracts, agreements, licenses and other commitments or arrangements, oral or written, with any person or entity respecting the ownership, license, acquisition, design, development, distribution, marketing, use or maintenance of computer program code, related technical or user documentation, and data bases relating to the Business (the "Software Contracts"), which are listed on Schedule 1.1(c) hereto.

                 (d) The inventory and stock in trade owned by Seller on the Closing Date related to the Business, as listed on Schedule 1.1(d) hereto.

                 (e) The trade names, trademarks, service marks and copyrights (including registrations, licenses and applications pertaining thereto) identified on Schedule 1.1(e) hereto, together with all goodwill associated therewith (the "Trademarks and Copyrights").

                 (f) The customer and client lists, parts lists, vendor lists, catalogues, promotion lists and marketing data and other compilations of names and requirements, and trade secrets and other material information related to the Business, consisting of those items set forth on Schedule 1.1(f) hereto.

                 (g) The computer programs, designs, processes, drawings, schematics, blueprints, copyrights, copyright applications, know-how, or trade secrets or proprietary information, patents, and patent applications relating to Treasury Product as detailed on Schedule 1.1(g).

                 (h) All technical and descriptive materials (other than Inventory) relating to the acquisition, design, development, use, or maintenance of computer code and program documentation and materials in any and all languages related to the Business as listed on Schedule 1.1(h) (the "Technical Documentation");

             1.2 Excluded Assets. Anything herein to the contrary notwithstanding, the Purchased Assets shall include, without limitation, all assets of the Business including specifically the assets set forth on the Schedules referred to in Section 1.1 above, and the assets listed on Schedule
1.2 attached hereto shall be retained by Seller.


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          2. Purchase Price and Payment of Purchase Price.

             2.1 Purchase Price; Payment. As consideration for the sale and transfer of the Purchased Assets (exclusive of the accounts receivable specified on Schedule 1.1(a)) to Buyer, Buyer shall pay to Seller the sum of One Million Five Hundred Thousand United States Dollars (US$1,500,000) (the "Purchase Price"). In payment of the Purchase Price, Buyer shall deliver to Seller at the Physical Closing (defined below) a promissory note in the principal amount of US$1,500,000 (the "Royalty Payment"). The principal under the Royalty Payment shall be due and payable from time to time pursuant to Section 2.2 below and shall be evidenced by a promissory note ("Royalty Note") in the form attached hereto as Exhibit A. The obligation of Buyer under the Royalty Note shall be secured by a charge on the assets of Buyer as set forth in the debenture attached hereto as Exhibit A-1.

             2.2 Payment of Royalties.

                 (a) Buyer shall pay the principal amount due under the Royalty Note as set forth herein. Buyer shall pay to Seller a percentage of Buyer's Net Revenues (as defined below) from the licensing of the Treasury Product (or future versions, updates, improvements and enhancements, including versions using different databases) as follows: (i) Five percent (5.0%) of Buyer's Net Revenues from the licensing of the Treasury Product from the date of Physical Closing until the second anniversary thereof, and (ii) Ten percent (10%) of Buyer's Net Revenues from the licensing of the Treasury Product from the second anniversary of the Physical Closing through the seventh (7th) anniversary of the Physical Closing. Royalty payments are to be made until either the aggregate amount of the royalties paid by Buyer to Seller under this subsection (a) of
Section 2.2 shall equal the Royalty Payment or the seventh (7th) anniversary of the Physical Closing, whichever occurs first. In the event the aggregate amount of all payments under the Royalty Note do not equal the Royalty Payment as of the seventh (7th) anniversary of the Physical Closing, the difference between the amount paid and the Royalty Payment shall be due sixty (60) days following the seventh (7th) anniversary of the Physical Closing.

                 (b) Following the Closing, Buyer shall use its reasonable best efforts to sell, license or otherwise commercially exploit the Treasury Product. Buyer agrees that such transactions entered into by Buyer following the Closing will be in good faith and will not be structured for the purpose of minimizing or avoiding the payment of royalties to Seller hereunder.

                 (c) "Net Revenues" shall mean, for any calendar quarter, all revenues from the licensing by Buyer of the Treasury Product and future versions thereof, updates, improvements or enhancements, (including versions using different databases), including license fees, but excluding the accounts receivable specified on Schedule 1.1(a), maintenance fees, support, customization, consulting and training. In the event the Treasury Product is licensed by Buyer as part of a larger software license, Net Revenues shall be allocated on the relationship the license revenues specifically attributable to the Treasury Product bears to the overall license revenues, and if such larger software license includes unallocated product discounts or unallocated license fees, such discounts and license fees shall be allocated on the relationship the suggested retail price of the Treasury Product bears to the overall suggested retail price of all


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licensed software, unless an alternative allocation of Net Revenues shall have been agreed to in advance of such third-party transaction by Buyer and Seller. Net Revenues shall be calculated each month and royalties shall be payable to Seller on a quarterly basis as described below.

                 (d) So long as Buyer is required to pay royalties hereunder, Buyer shall cause separate records to be maintained for the licensing of the Treasury Product. The royalties shall be paid within thirty (30) days following the end of each calendar quarter. The first payment under the Royalty Note shall not be due until six (6) months following the Physical Closing, and such payment shall cover the six (6) month period following the Physical Closing. Within fifteen (15) days following the end of each calendar quarter, Buyer shall deliver to Seller a written computation of Net Revenues in accordance with this
Section 2.2, which shall set forth the method by which Net Revenues were computed and shall be certified as true and correct in all material respects by the principal financial officer of Buyer. If Seller does not agree with the determination of Net Revenues shown in Buyer's computation, then Seller shall notify Buyer in writing within ten (10) days after the receipt thereof, specifying with sufficient specificity the objections thereto, and the parties shall in good faith attempt to reach agreement thereon. If Buyer and Seller are unable to reach an agreement within twenty (20) days after Seller's notice, the determination of the proper amount of Net Revenues shall be submitted to an independent "big six" accounting firm, or such other accounting firm mutually agreed to by Buyer and Seller. Seller and Buyer shall split the costs of the accounting firm and if either party disagrees with the determination of the independent accounting firm the matter shall be submitted to arbitration in accordance with the arbitration provisions set forth in Section 29 hereof; provided, however, that in the event that the amount of Net Revenues determined by the independent accounting firm exceeds by ten percent (10%) or more the amount of Net Revenues as calculated by Buyer, or is at least ten percent (10%) less than the amount of Net Revenues calculated by Seller, then the party whose calculation differs shall pay the full cost of the accounting firm making such determination. At the end of each calendar quarter, Buyer shall provide to Seller a forecast of revenues from the licensing of the Treasury Product for the subsequent quarter.

             2.4 Accounts Receivable Payment. As consideration for the sale and transfer of the Accounts Receivable described on Schedule 1.1(a) to Buyer, Buyer shall pay to Seller the sum of $259,545 (the "Accounts Receivable Purchase Price"). In payment of the Accounts Receivable Purchase Price, Buyer shall deliver to Seller a promissory note in the principal amount of $259,545 in the form attached hereto as Exhibit B (the "Accounts Receivable Note"). The Accounts Receivable Note shall bear eight percent (8%) simple interest and shall be payable in ten (10) equal consecutive monthly installments of principal and accrued interest on the first day of each calendar month commencing on the first day of the month following the three (3) month anniversary of the Physical Closing. The payment of the Accounts Receivable Note shall be secured by a charge on the assets of Buyer as set forth in the debenture attached hereto as Exhibit A-1.

             2.5 Allocation of Purchase Price. The Purchase Price of the Purchased Assets shall be allocated as set forth on Schedule 2.5 attached hereto. Buyer and Seller agree to execute any forms or notices required to effect such allocation pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), including but not limited to Form 8594 under the Code. Buyer and Seller acknowledge that the principal amount of the Accounts Receivable Note has been


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reduced in the amount of $17,138 to reflect the assumption by Buyer of certain referral fees listed on Schedule 3.1.

             2.6 Rights of Offset. Each of Seller and Buyer shall have the right, in its reasonable discretion, to offset from time to time the amount of any payment due to the other party against the reciprocal obligation to receive any payment from such party which is past due and remains unpaid for a period of thirty (30) days following receipt of written notice thereof.

          3. Assumption Only of Specified Liabilities, Obligations, Contracts and Agreements.

             3.1 No Assumption of Liabilities Unless Expressly Assumed. Unless otherwise specifically provided in Section 3.2 below, Buyer shall not assume or have any duty or obligation with respect to any liability, duty, obligation, contract or agreement of Seller.

             3.2 Specification of Liabilities Assumed. Buyer agrees to assume the liabilities, obligations, contracts, leases and agreements of Seller relating to the Business existing as of the Closing Date as specifically set forth on Schedule 3.2 hereto (the "Assumed Liabilities"), and to hold Seller harmless therefrom in accordance with Section 3.3 and Section 13.2 below. It is expressly understood and agreed that, except for the Assumed Liabilities, Buyer shall not be liable for any of the obligations, liabilities, contracts or agreements of Seller.

             3.3 Payment of Liabilities Not Assumed. Seller shall indemnify, defend and hold Buyer harmless from, in accordance with Section 13 below, all of the liabilities, claims and obligations of Seller not expressly assumed by Buyer.

             3.4 Taxes. Buyer shall not be responsible for any "Taxes" related to any period before the Closing Date or arising from the purchase f the Purchased Assets except those set forth in Schedule 3.2, if any, which Buyer is expressly assuming pursuant to this Agreement. "Taxes" for purposes of this Agreement means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxed under Code Section59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kinds whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          4. Closing.

             4.1 Provided that all conditions precedent set forth in this Agreement have been satisfied or waived, the closing of the transactions contemplated hereby (the "Closing") shall occur effective as of the close of business on September 30, 1995 (the "Closing Date"). The actual physical closing (the "Physical Closing") and the Closing deliveries specified below shall occur as soon as practicable thereafter, but in no event later than January 15, 1996, provided that all of the conditions set forth in this Agreement have been satisfied or waived. The Physical Closing shall be held at the offices of Seller, unless another place is mutually agreed upon by the parties.


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             4.2 Buyer shall be responsible for all obligations, trade payables, taxes and liabilities, including employee wages (including the wages of J. Townsend, A. Tuddenham, B. Lotz and D. Webb, who were hired between Closing and Physical Closing), taxes and benefits related to the operation of the Business during the period between the Closing Date and the Physical Closing, except as provided in Section 8.6 below. Seller shall be responsible for all employee expense reports related to the Business, unless otherwise expressly assumed by Buyer, outstanding or accrued as of the Closing, including without limitation, royalties accrued to John Morgan and Richard Franklin under agreements with Seller. Such amounts referenced in the previous sentence shall be paid at the Physical Closing. Notwithstanding the above: (i) Seller shall continue general liability insurance coverage on the Purchased Assets for a period of thirty (30) days following the Physical Closing. Seller shall invoice Buyer for the insurance premiums related to this transition period and payment shall be due net thirty (30) days from receipt of an invoice. If there is a claim for a loss under the liability policy during the thirty (30) day transition period, Buyer shall pay to Seller all deductibles, co-payments and/or non-covered amounts relating to any such loss. In addition, certain employees of Buyer have Seller company credit cards or credit cards guaranteed by Seller. Seller agrees to not cancel such credit cards for a period of thirty (30) days following the Physical Closing, and Buyer agrees to indemnify Seller for any liability which it may incur if the employees do not pay their credit card bills. Buyer shall be responsible for expenses incurred by Seller in connection with continuation of employee benefits with respect to the Retained Employees (as defined herein) pursuant to the Consolidated Omnibus Budget Reconciliation Act, as codified in the Code at Section 4980B, and as Part 6 of Title I of the Employee Retirement Income Security Act of 1974. At the Physical Closing, Seller shall provide Buyer with a list of the amount of funds that were advanced on behalf of Buyer for trade payables, taxes, wages and other similar items described above relating to the Business between Closing and Physical Closing and Buyer shall reimburse Seller within thirty (30) days thereafter. Upon mutual agreement of the parties hereto, Seller may offset the amount of accounts receivable collected pursuant to Section 4.3 below against Buyer's obligation to reimburse Seller for advances made under this Section 4.2.

             4.3 Seller shall act as a fiduciary agent of Buyer for the period from the Closing Date to Physical Closing for all accounts receivable and cash related to the operation of the Business during such period. Within thirty (30) days following the Physical Closing, Seller shall provide to Buyer a list of all sales of the Products between the Closing and the Physical Closing together with payments received by Seller as of such date with respect to such sales. Thereafter, on a monthly basis thirty (30) days following the end of each month, Seller shall remit to Buyer the collection of any of such accounts receivable that are collected. If any accounts receivable are paid by third parties to Seller following the Physical Closing, Seller shall remit these funds to Buyer on a monthly basis thirty (30) days following the end of each month.

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          5. Representations and Warranties of Seller.

             As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants the following, the truth and accuracy of each of which shall also constitute a condition precedent to the obligations of Buyer hereunder:

             5.1 Organization and Good Standing. Seller is duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to carry on its business as it is now conducted. Seller is not in violation of its Certificate of Incorporation or Bylaws in any manner which would adversely affect the validity, binding nature or enforceability of its obligations under this Agreement or, following the Physical Closing, Buyer's title to the Purchased Assets or right to operate the Business.

             5.2 Authority. Seller has all the necessary corporate power and authority to enter into this Agreement and the related documentation, to perform the obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized and approved by all necessary action on the part of the Board of Directors of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject as to enforceability to any applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or such principles of equity as a court of competent jurisdiction might apply.

             5.3 Approvals. No consent, approval or agreement of any person, entity, party, court or government is required to be obtained by Seller in connection with the execution and delivery of this Agreement or the performance of the terms hereof or the consummation of the transactions provided for herein except as specifically set forth in Schedule 5.3.

             5.4 Property of Seller. Seller owns and has the full and complete right to use all of the Purchased Assets, real and personal, tangible and intangible. Except as disclosed on Schedule 5.4, Seller has, and at the Physical Closing will convey and transfer to Buyer, good, complete and marketable title to all of the Purchased Assets, free and clear of restrictions or conditions to transfer or assignment, and free and clear of all defects of title, mortgages, liens, encumbrances, pledges, leases, equities, claims, charges, easements, rights of way, covenants, conditions, conditional sale contracts, security interests and restrictions, except for the lien of current taxes not yet due and payable. Other than the warranties, conditions, terms or representations specified in this Agreement and the related documents delivered pursuant to this Agreement, Seller makes no express or implied warranty, term, condition or representation regarding the Purchased Assets. THE PURCHASED ASSETS, INCLUDING THE TREASURY PRODUCT AND THE SOURCE CODE THEREOF, ARE BEING PURCHASED BY BUYER "AS IS" AND SELLER EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, CONDITIONS, TERMS OR REPRESENTATIONS OF MERCHANTABILITY, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.


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             5.5  No Conflict. Neither the execution and delivery of, nor the consummation of the transactions contemplated by, this Agreement will conflict with or result in the breach of the terms, conditions and provisions of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of a lien or encumbrance on any of the Purchased Assets pursuant to (1) the Certificate of Incorporation or Bylaws of Seller, (2) any agreement, document or instrument to which Seller is a party or by which Seller is bound or (3) any judgment, decree, order, statute, rule or regulation applicable to Seller, the Purchased Assets or the Business.

             5.6 Litigation. Except as set forth in Schedule 5.6 hereto, there are (i) no actions, suits or proceedings pending or threatened against Seller, the Purchased Assets or the Business which, individually or in the aggregate, would have an adverse effect on any of the Purchased Assets or the transactions contemplated herein, whether at law or in equity, or before or by any court or governmental agency, authority or body or before any arbitrator of any kind, and
(ii) to the best knowledge of Seller, no investigations are being conducted which could lead to any such action, suit or proceeding.

             5.7 Finder's Fees. Seller has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

             5.8 Inventories. All of the items comprising the inventory listed on Schedule 1.1(d) are, and on the date of the Physical Closing will be, usable and saleable in the ordinary course of business by Seller. No items included in the inventory have been pledged as collateral or are held by Seller on consignment from others.

             5.9  Accounts Receivable. The accounts receivable listed on
Schedule 1.1(a) arose from valid sales in the ordinary course of the business of Seller.

             5.10 Material Misstatements or Omissions. No representations or warranties of Seller contained in this Agreement or the schedules and exhibits hereto or in any document, statement or certificate furnished or to be furnished pursuant to this Agreement, contain or on the date of the Physical Closing will contain an untrue statement of a material fact, or omit or on the date of the Physical Closing will omit to state a material fact necessary to make the statements of fact herein or therein not misleading.

             5.11 Trademarks, Patents, etc.

                  (a) Schedule 1.1(e) contains a complete list of the Trademarks and Copyrights and Schedule 1.1(g) contains a complete list of patents and patent applications applicable to the Purchased Assets (collectively, the "Intellectual Property"), including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and/or registration has been filed. Except as set forth therein, Seller owns and possesses or is licensed under the Intellectual Property with no known or suspected infringement of or conflict with the rights of others. Such ownership, possession or license is exclusive and not subject to termination without Seller's consent where the failure to be

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exclusive or not subject to termination without Seller's consent would have a material adverse effect on the rights of Seller applicable to the Purchased Assets. Seller is not aware of any third party that is infringing or violating any of the Intellectual Property.

                  (b) Schedules 1.1(b) and 1.1(c) set forth all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any person is authorized to use any Intellectual Property, and all material licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of the Treasury Product or the Business.

                  (c) Seller is not aware of any unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Seller, any trade secret material to Seller related to the Business, or any Intellectual Property right of any third party to the extent licensed by or through Seller, by any third party, including any employee or former employee of Seller. Seller has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders and customer licenses and support agreements arising in the ordinary course of business.

                  (d) Seller is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                  (e) All registered trademarks held by Seller are valid and subsisting. Seller has no patents or registered copyrights with respect to the Treasury Product. Seller (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party with respect to the Treasury Product or the Business and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property with respect to the Treasury Product or the Business against any third party. The manufacture, marketing, licensing or sales of the Treasury Product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (f) Seller has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Seller does not already own by operation of law.

                  (g) Seller believes that it has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents or patent applications or copyright ("Confidential Information").

          5.12 Taxes. Seller has no material liability for any Taxes with respect to the Purchased Assets, except for taxes which have accrued and are not yet payable. Seller has not


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elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code.

             5.13 Compliance with Laws. Seller is not in violation of any law, ordinance, order, decree, rule or regulation of any governmental agency, the violation of which could have a material adverse effect on the Purchased Assets.

             5.14 Employees. Except for those certain employment agreements, in each case dated as of July 14, 1993 (collectively the "Employment Agreements") and those certain Non-Competition Agreements of even date therewith (collectively, the "Non-Competition Agreements") in each case between Seller and John Morgan and Richard Franklin, as applicable, none of the Employees as defined in Section 8.3 is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would conflict with such employee's obligation to use his best efforts to promote the Business or that would have a material adverse effect on the Purchased Assets or the Business. None of the Employees is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement or any other contract or agreement relating to the relationship of any such employee with Seller or any previous employer which would have a material adverse effect on the Business. Seller has no collective bargaining agreements with any of the Employees, including "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended. Each of the Employment Agreements and Non-Competition Agreements shall be terminated at the Physical Closing pursuant to Termination Agreements in the form of Exhibits C-1 and C-2.

             5.15 Reliance.

                  (a) Buyer acknowledges that Seller has relied upon Mr. Morgan and Mr. Franklin with respect to the furnishing of a portion of the information used by Seller in the making of Seller's representations and warranties contained in Sections 5.8, 5.9 and 5.11(b), (c), (f) and (g) of this Agreement and as to the accuracy and completeness of the information set forth on Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(f), 1.1(g) and 1.1(h) hereto. Buyer further acknowledges that Messrs. Franklin and Morgan have assisted in the management of the Business for Seller and are associated with Buyer and now have or will have an equity interest in Buyer and/or the business to be acquired from Seller by Buyer, and that each of Messrs. Franklin and Morgan will continue to have a senior management position with respect to such business operations subsequent to the Physical Closing Date with Buyer. Seller acknowledges that the input and information provided by Messrs. Morgan and Franklin as described above was based on their actual knowledge at the time the information was supplied.

                  (b) Seller shall not be deemed in breach of any of Seller's representations or warranties set forth in this Agreement to the extent that such breach is a direct result of the furnishing by Messrs. Morgan or Franklin of inaccurate or false information to Seller or by the omission or failure of Messrs. Morgan or Franklin to disclose and furnish to Seller requisite information actually known to Messrs. Morgan or Franklin whether any such acts or omissions are done intentionally or unintentionally. Buyer shall cause Messrs. Morgan and


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Franklin to deliver a certificate at the Physical Closing to
Seller wherein they will certify to their best knowledge that they have provided complete and accurate information to Seller for its reliance in connection with the above, and that they have reviewed the Schedules to this Agreement and, to the best of their knowledge, such Schedules are correct and complete.

          6. Representations and Warranties of Buyer.

             As a material inducement to Seller to enter into this Agreement, Buyer represents and warrants the following, the truth and accuracy of each of which shall also constitute a condition precedent to the obligations of Seller hereunder:

             6.1 Organization and Good Standing. Buyer is a company duly incorporated and validly existing under the laws of England and Wales. Buyer was incorporated on August 2, 1995, and prior to the date hereof had no business, operations, assets or liabilities, other than for nominal capital received upon its initial capitalization and for the obligations and liabilities related to this Agreement and the transactions contemplated hereby. Buyer represents and warrants to Seller that it has sufficient capital and funding to operate the Business following the Physical Closing as contemplated by this Agreement.

             6.2 Authority. Buyer has all the necessary corporate power and authority to enter into this Agreement, and the other documents and agreements contemplated to be entered into in connection herewith, and to perform the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the other documents and agreements contemplated to be entered into in connection herewith have been duly authorized and approved by all necessary action on the part of the Board of Directors and shareholders of Buyer. This Agreement and the other documents and agreements contemplated to be entered into in connection herewith have been duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject as to enforceability to any applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally or such principles of equity as a court of competent jurisdiction might apply.

             6.3 Finder's Fees. Buyer has not incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

             6.4 Agreement Will Not Cause Breach. Consummation of the transactions contemplated by this Agreement will not cause a default or an event that, with notice or the lapse of time or both, would constitute a default, breach or violation of Buyer's Certificate of Incorporation or Memorandum of Articles of Association or any agreement to which Buyer is a party or by which it or its property is bound.

             6.5 Approvals. No consent, approval or agreement of any person, entity, party, court or government is required to be obtained by Buyer in connection with the execution and delivery of this Agreement or any of the documents and agreements contemplated to be entered into in connection herewith, or the performance of the terms hereof or thereof or the consummation of the transactions provided for herein or therein.

             6.6 Material Misstatements or Omissions. No representations or warranties of Buyer contained in this Agreement or the schedules and exhibits hereto or in any document, statement or certificate furnished or to be furnished pursuant to this Agreement, contain or on the date of the Physical Closing will contain an untrue statement of a material fact, or omit or on the date of the Physical Closing will omit to state a material fact necessary to make the statements of fact herein or therein not misleading.

             6.7 Acknowledgment of Disclosure by Seller. Buyer has received a copy of the most recent Annual Report on Form 10-K for the fiscal year ended June 30, 1995, prepared by Seller pursuant to the Securities Exchange Act of 1934, as amended, and Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and has had sufficient opportunity to review and discuss with Seller the contents thereof.

          7. Covenants and Agreements of Seller.

             Seller covenants and agrees to the following, the fulfillment of each of which shall also constitute a condition precedent to the obligations of Buyer hereunder:

             7.1 Conduct of Business Before the Physical Closing. Between the date hereof and the date of the Physical Closing, Seller will not, without the prior written consent of Buyer, enter into any transaction (other than as contemplated by this Agreement) relating to the Business which is not at arm's-length or which is inconsistent with Seller's past practice in conducting the Business.

             7.2 Consents. As soon as reasonably practicable after the date hereof, Seller shall use its reasonable best efforts, and Buyer will cooperate with Seller, to obtain all of the necessary consents to the transactions contemplated hereby.

          8. Additional Covenants.

             8.1 Access and Information. Between the date hereof and the date of the Physical Closing, Seller will afford to Buyer and its counsel, accountants and other representatives, reasonable access to all of Seller's properties, books, contracts and records related to the Business, and will furnish Buyer with all the information, including copies of books, contracts and records, concerning Seller's affairs which Buyer may reasonably request. Buyer will advise Seller of any result of such investigation which leads Buyer to believe that any representation or warranty of Seller contained herein may not be true and accurate.

             8.2 Cooperation. Seller and Buyer will use their reasonable best efforts to cause all of their respective representations and warranties contained in this Agreement to be true and correct on and as of the date of the Physical Closing and to cause all of the conditions precedent disclosed in Sections 10 and 11 to be satisfied on or prior to the date of the Physical Closing.

             8.3 Retained Employees. Seller shall notify all employees of Seller engaged in the conduct and operation of the Business (the "Employees") that their employment by Seller will be terminated effective as of September 30, 1995 by reason of the transactions contemplated by this Agreement, and Buyer shall notify the Employees designated on Schedule 8.3 hereto (the "Retained Employees") that Buyer desires to hire them. On the date of the Physical Closing, Seller shall (i) notify the Employees of their termination, and (ii) waive any rights it may have to prohibit the Retained Employees from being employed by the Buyer.

             8.4 Termination of Employment Agreements. The Employees include, among others, Messrs. Morgan and Franklin, who are employed by Seller pursuant to the Employment Agreements. The Employment Agreements and the Non-Competition Agreements shall be terminated by Seller as of the Physical Closing date pursuant to the Termination Agreements and Buyer shall procure the consent of Messrs. Morgan and Franklin to such termination and shall indemnify, defend and hold harmless Seller against and in respect of any and all liabilities relating to the Employment Agreements and Non-Competition Agreements from and after the Physical Closing date, in accordance with Section 13.2 below. Seller shall indemnify, defend and hold harmless Buyer against and in respect of any and all liabilities relating to the termination of the Employment Agreements in accordance with Section 13.1 below.

             8.5 Adverse Changes. Seller shall promptly notify Buyer in writing of any material adverse facts or developments affecting or which may affect the Business which become known to Seller, including, without limitation, (i) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the Purchased Assets or the Business, or (ii) anything which, if not corrected prior to the date of the Physical Closing, could prevent Seller from fulfilling any condition precedent described in
Section 11 below.

             8.6 Use of Office Space. Seller, and its subsidiaries have conducted the Business in Seller's Sydney, Australia and Oakbrook, Illinois office. Following the Physical Closing, Seller agrees to allow Buyer to continue to use Seller's office facilities in Sydney, Australia on a rent-free basis, consistent with the use of such facilities prior to the Physical Closing for a period of fifteen (15) days, or such longer period, as mutually agreed upon. Seller agrees to allow Buyer to continue to use Seller's office facilities in Oakbrook, Illinois on a rent free basis, consistent with the use of such facilities prior to physical Closing for a period of three (3) months. Buyer shall be responsible though for all variable costs associated with the use of these facilities during this period, including, but not limited to, supplies and telecommunications charges which will be billed at a variable cost. Seller will pay all telephone expenses associated with the facilities during the transition period and Buyer agrees to reimburse Seller for twenty percent (20%) of the telephone expenses within ten (10) days following receipt by Buyer of an invoice from Seller.

             8.7 Non-Solicitation of Employees. For a period of two (2) years following the Physical Closing, Buyer and Seller agree that they shall not solicit the employment of any of each company's respective employees, including specifically the Retained Employees, including without limitation the offer to any such Retained Employee or other employee of a salary increase or bonus in excess of usual and customary increases in salary or bonuses commonly offered by Seller in the conduct of its business.

             8.8 Software Product License. Within ten (10) days following the Physical Closing, Seller shall provide to Buyer, at no charge, a 1-5 user license for the following modules of Sellers Platinum(R) SQL NT accounting software: General Ledger, Accounts Payable, Accounts Receivable, Inventory, Asset Management, Cash Management, Purchase Order, Order Entry and Tools.

             8.9 Subordination of Debenture. Seller undertakes with Buyer that if so requested by Buyer after completion it will execute a Deed of Subordination in respect of Seller's debenture dated January 11, 1996, whereby Seller will agree to subordinate the security created by its debenture so that it ranks behind any security created in favor of a clearing bank providing working capital facilities to Buyer, provided that it will be a term of any such subordination that the interest of such bank will only rank in priority to that of Seller up to a maximum total sum (including interest and costs) of $US500,000 and that thereafter the security of Seller shall rank in priority to the interests of such bank as a first fixed and floating security. Seller and Buyer agree to use the standard form of deed of priority provided by the bank, provided the terms and conditions are reasonably acceptable to Buyer and Seller, with such changes as either party may reasonably request.

          9. Survival of Covenants, Representations and Warranties.

             All of the covenants, representations and warranties set forth in this Agreement shall remain in full force and effect regardless of any investigation, verification or approval by any party hereto or by anyone on behalf of any party hereto, and shall survive the date of the Physical Closing for a period of two (2) years. All representations and warranties shall be true at and as of the date of the Physical Closing, as though said representations and warranties were made at and as of that time. Termination of this Agreement shall not relieve any party hereto of its liability for any breach by such party of this Agreement or any representation or warranty contained in or made pursuant hereto.

         10. Conditions Precedent to the Obligations of Seller.

             The obligations of Seller to consummate this Agreement are subject to the following express conditions precedent, each of which shall be deemed independent, severable and waivable in whole or in part at the option of Seller.

             10.1 Correctness of Representations and Warranties. All representations and warranties of Buyer contained herein shall be true and accurate in all material respects at and as of the date of the Physical Closing, as though said representations and warranties were made at and as of that time; and Buyer shall have performed all covenants and agreements on its part required to be performed prior to the date of the Physical Closing and shall not be in default of its material obligations or representations or warranties under this Agreement at the date of the Physical Closing.

             10.2 Delivery of Instruments. Buyer shall have delivered all instruments, documents and other matters to be delivered to Seller by Buyer in accordance with the terms of this Agreement.

             10.3 Officer's Certificate. Seller shall have received a certificate, dated as of the date of the Physical Closing and executed by the Chairman of the Board of Buyer or any other Director, to the effect that (i) all of the representations and warranties of Buyer contained in this Agreement are true and accurate in all material respects at the date of the Physical Closing; and (ii) all of the covenants and agreements of Buyer contained in this Agreement and required to be performed before the Physical Closing have been performed and Buyer is not in default of any of its obligations or representations or warranties under this Agreement.

             10.4 Approvals, etc. All required regulatory approvals shall have been received with respect to the transactions contemplated under this Agreement. No action or proceeding shall be completed or pending against Buyer that has resulted or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement, and there shall be in effect no order restraining or prohibiting the consummation of the transactions contemplated by this Agreement, nor any proceedings pending with respect thereto.

             10.5 Opinion of Buyer's Counsel. Seller shall have received an opinion, dated the date of the Physical Closing, of Garrett & Co., counsel for Buyer, substantially in the form of Exhibit D hereto.

             10.6 Assignment and Assumption Agreement. Buyer shall have executed and delivered Assignment and Assumption Agreements in the form attached hereto as Exhibit E (the "Assumption Agreement").

             10.7 Trademark License. Buyer shall have entered into the Trademark License Agreement in the form of Exhibit F attached hereto.

             10.8 Debenture. Buyer shall have entered into the agreement in the form attached hereto as Exhibit A-1.

             10.9 Termination of Employment Agreements. Each of Messrs. Franklin and Morgan shall have executed a Termination Agreement in the form attached hereto as Exhibit C-1 and C-2, respectively.

         11. Conditions Precedent to the Obligations of Buyer.

             The obligations of Buyer to consummate this Agreement are subject to the following express conditions precedent, each of which shall be deemed independent, severable and waivable in whole or in part at the option of Buyer.

             11.1 No Adverse Change. There shall not have occurred any material adverse change in the financial condition, properties or assets, business, prospects or operations of the Business, or any other event or condition or state of facts of any character affecting Seller which would materially and adversely affect the Business or the Purchased Assets.

             11.2 Litigation. As of the date of the Physical Closing, no material litigation, governmental action or other proceeding shall be threatened or commenced against Seller with respect to any matter or against any person with respect to any transactions contemplated herein, or which could adversely affect any of the Purchased Assets or the Business.

             11.3 Consents, etc. Buyer shall have received from all governmental agencies, licensees, lenders, creditors, lessors and other persons such consents, releases and permissions, as are necessary for the sale and transfer of the Purchased Assets and the consummation of the transactions contemplated in this Agreement, including, without limitation, those consents and approvals listed on Schedule 5.3 attached hereto. Buyer waives the requirement obtaining the consents listed on Schedule 5.3 prior to the Physical Closing. Following the Physical Closing, Seller shall use its reasonable best efforts to assist Buyer in obtaining the consents listed on Schedule 5.3.

             11.4 Delivery of Documents. On or before the date of the Physical Closing, Buyer shall have received from Seller, and the Subsidiaries, as applicable, all instruments, consents, approvals, deeds, assignments, policies and other documents called for in this Agreement, including, without limitation, good and sufficient bills of sale in the form attached hereto as Exhibit G, assignments of copyrights and other assignments of title, in duly recordable form where applicable, and all other instruments and legal opinions necessary to effectuate the transfer of the Purchased Assets as provided for herein.

             11.5 Correctness of Representations and Warranties. All of the representations and warranties of Seller contained in this Agreement shall be true and accurate in all material respects at the date of the Physical Closing as though also made at and as of such date.

             11.6 Performance of Covenants and Agreements. All of the covenants and agreements of Seller contained in this Agreement and required to be performed before the Physical Closing shall have been performed and Seller shall not be in default under any provisions of this Agreement.

             11.7 Officer's Certificate. Buyer shall have received a certificate, dated the date of the Physical Closing and executed by an officer of Seller, to the effect that to the best of his knowledge (i) all of the representations and warranties of Seller contained in this Agreement are true and accurate in all material respects at the date of the Physical Closing; and
(ii) all of the
covenants and agreements of Seller contained in this Agreement and required to be performed before the Physical Closing have been performed and Seller is not in default of any of its obligations or representations or warranties under this Agreement.

             11.8 Approvals, etc. All required regulatory approvals shall have been received with respect to the transactions contemplated under this Agreement. No action or proceeding shall be completed or pending against Seller that has resulted or is likely to result in a judgment, decree or order that would prevent or make unlawful the consummation of the transactions under this Agreement, and there shall be in effect no order restraining or prohibiting the consummation of the transactions contemplated by this Agreement, nor any proceedings pending with respect thereto.

             11.9 Opinion of Seller's Counsel. Buyer shall have received an opinion, dated the date of the Physical Closing, of Stradling, Yocca, Carlson & Rauth, counsel for Seller, substantially in the form of Exhibit H hereto.

             11.10 Assumption Agreement. Seller shall have executed and delivered Assumption Agreements in the form of Exhibit E hereto.

             11.11 Trademark License. Seller shall have entered into the Trademark License Agreement in the form of Exhibit F attached hereto.

             11.12 Termination of Employment Agreements. Seller shall have entered into Termination Agreements with each of Messrs. Franklin and Morgan in the form attached hereto as Exhibit C-1 and C-2.

             11.13 Transition Letter. Seller shall have delivered to Buyer the form of a letter to existing users of the Treasury Product informing such users of the sale contemplated by this Agreement.

         12. Closing Deliveries.

             12.1 Seller's Deliveries. In connection with and at the time of the Physical Closing, Seller shall deliver to Buyer the following:

                   (a) Bills of Sale. A bill of sale in the form attached hereto as Exhibit G from each of the applicable Subsidiaries and from Seller and all other instruments and documents of transfer necessary to transfer and vest in Buyer good title to the Purchased Assets, free and clear of any liabilities, liens, encumbrances or restrictions whatsoever, in the form and substance satisfactory to Buyer's counsel.

                   (b) Other Documents. Each of the certificates and other documents and instruments required to be delivered by Seller to Buyer pursuant to Section 11 above, together with such additional documents or instruments as Buyer's counsel reasonably may request to give effect to the transactions contemplated herein.

            12.2 Buyer's Deliveries. In connection with and at the time of the Physical Closing, Buyer shall deliver to Seller the following:

                 (a) Purchase Price. The Royalty Note and the Accounts Receivable Note.

                 (b) Other Documents. Each of the certificates and other documents and instruments required to be delivered by Buyer pursuant to Section 10 above, together with such additional documents or instruments as Seller's counsel reasonably may request to give effect to the transactions contemplated herein.

         13. Indemnification.

             13.1 Indemnification of Buyer. Seller shall indemnify, defend and hold harmless Buyer against and in respect of any and all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties and reasonable attorneys' fees, suffered or incurred by Buyer which arise, result from or relate to any breach of or failure by Seller to perform any of its respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished under this Agreement or which arise, result from or relate to any liability or obligation of Seller not specifically assumed by Buyer or otherwise provided for hereunder, or any matter, liability (contingent or otherwise), obligation, occurrence or transaction which relates to the Business occurring or arising prior to the Closing Date, except for the Assumed Liabilities. Nothing herein shall, however, prevent Seller from contesting, in good faith, its liability therefor and no right to indemnity shall accrue hereunder in respect of any such liability which Seller is contesting diligently and in good faith until final resolution of such contest.

             13.2 Indemnification of Seller. Buyer shall indemnify, defend and hold harmless Seller (and its subsidiaries) against and in respect of any and all claims, demands, losses, liabilities, costs, expenses, obligations and damages, including, without limitation, interest, penalties and reasonable attorneys' fees, suffered or incurred by Seller (and its subsidiaries) as a result of any breach of or failure by Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished under this Agreement or which arise or result from Buyer's failure to satisfy or otherwise discharge any of the Assumed Liabilities as, when and to the extent they become due and payable. Nothing herein shall, however, prevent Buyer from contesting, in good faith, its liability therefor and no right to indemnity shall accrue hereunder in respect of any such liability which Buyer is contesting diligently and in good faith until final resolution of such contest.

             13.3 Procedures for Establishment of Right to Indemnity and Right to Defend Third Party Claims. In the event that any party hereto asserts the existence of any right to indemnity under Sections 13.1 or 13.2 ("Indemnifiable Damages"), such party (the "Indemnitee") shall give written notice to the other party or parties (the "Indemnitors") of the nature and amount of the Indemnity asserted promptly, and, in the case of any claim relating to a third party action, within ten (10) days prior to the date a response or answer thereto is due, in writing, thereof. The failure, refusal or neglect of such Indemnitee to notify the Indemnitors within the time period specified above of any such claim or action shall not relieve such Indemnitors from any liability which they may have to such Indemnitee in connection therewith, unless the Indemnitors were prejudiced by such a delay, and then only to the extent of the harm suffered by such delay. In case any claim, demand or assessment shall be asserted or suit, action or proceeding commenced against an Indemnitee and such Indemnitee shall have notified the Indemnitor of the commencement thereof, the Indemnitor may, to the extent that such claim, demand or assessment includes or may include Indemnifiable Damages, assume the defense, conduct or settlement thereof, in which event, Indemnitor shall be responsible for all Indemnifiable Damages which may be suffered or incurred by the Indemnitee in connection therewith, as set forth in Sections 13.1 and 13.2, and the defense thereof, with the assistance of counsel selected by Indemnitor and approved by Indemnitee, which approval shall not be unreasonably withheld. After notice from the Indemnitor to the Indemnitee that it will so assume the defense thereof, the Indemnitors will not be liable to the Indemnitee for expenses incurred in connection with the defense, conduct or settlement thereof, except for such expenses as may be reasonably required to enable the Indemnitors to take over such defense, conduct or settlement. The Indemnitee will, at its own expense, cooperate with the Indemnitors in connection with any such claim, make personnel, witnesses, books and records relevant to the claim available to the Indemnitors at no cost, and grant such authorizations or powers of attorney to the agents, representatives and counsel of the Indemnitors as the Indemnitors may reasonably request in connection with the defense or settlement of any such claim. In the event that the Indemnitors do not so assume the defense, conduct or settlement of any claim, demand or assessment within thirty (30) days after receiving notice of any claim relating to a third party action as set forth above, the Indemnitee shall be entitled to defend, conduct or settle such claim, demand or assessment without the written consent of the Indemnitors and without relieving the Indemnitors from any of the obligations to indemnify the Indemnitee under Sections 13.1 or 13.2.

                 (c) The Indemnitee and the Indemnitors may agree in writing, at any time, as to the existence and amount of an Indemnity, and, upon the execution of such agreement, such Indemnity shall be deemed established.

            13.4 Limitations.

                 (a) Except with respect to claims (i) relating to covenants or agreements by either party, or (ii) based upon fraud, neither party shall have any obligation to indemnify the other party under Sections 13.1 or 13.2 above in respect to any Indemnifiable Damages unless the aggregate cumulative total of all Indemnifiable Damages incurred by the Indemnitee exceeds Fifty Thousand United States Dollars (US$50,000), which amount shall be deemed to be "material" as such term is used in the representations and warranties of Seller and Buyer set forth in Sections 5 and 6 hereof, respectively. In such event, the Indemnitees shall be entitled to indemnification for the entire aggregate cumulative amount of such Indemnifiable Damages in excess of such amount.

                 (b) In no event shall the liability or obligation of Seller exceed that portion of the Purchase Price paid as of the date a claim for Indemnifiable Damages is brought by Buyer. Notwithstanding the previous sentence, if a claim for Indemnifiable Damages is brought by Buyer for breach of the representations contained in Section 5.11: (I) the out-of-pocket liability of Seller shall not exceed the greater of (i) $100,000 or (ii) that portion of the Purchase Price paid as of the date a claim for Indemnifiable Damages is brought; and (II) Buyer shall have the additional right to offset against the Purchase Price, payable under the Royalty Note, the amount of the actual Indemnifiable Damages incurred by Buyer, (less the amount recovered in clause (I) above), up to the amount of the Purchase Price, provided that Seller has not disputed in good faith the Indemnifiable Damages within five (5) business days following written notice by Buyer of its desire to offset. By way of illustration, Buyer and Seller intend this section to apply as follows:
Facts: (a) One (1) year after execution of this Agreement, Buyer has paid Seller $150,000 of the Purchase Price under the Royalty Note; and (b) Seller breaches the representation in Section 5.11 of the Agreement and Buyer incurs $500,000 in actual Indemnifiable Damages which it has paid to a third party. Result: Buyer could recover $150,000 from Seller, subject to the "basket" described in Section 13.4(a) and could offset $350,000 against amounts payable under the Royalty Note.

            13.5 Payment of Indemnity. The Indemnitors shall pay the amount of each established Indemnity to the Indemnitee promptly after it has been properly established. Subject to the limitations herein contained, the Indemnitee shall have all rights and remedies available at law or equity for enforcement of its rights hereunder.

         14. Affirmative Covenants of Buyer.

             Buyer covenants and agrees with Seller, for as long as any amounts are due hereunder or under the Royalty Note or the Accounts Receivable Note, as follows:

             14.1 Financial Statements. Buyer will furnish to Seller as soon as practicable, and in any event within ninety (90) days after the end of each fiscal year of Buyer, the compiled financial statements of Buyer or audited financial statements if Buyer has its financial statements audited, including a consolidated balance sheet as at the end of such fiscal year and a consolidated statement of operations and a consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all of which will be correct and complete and will present fairly the financial condition of Buyer on a consolidated basis at the date shown and the consolidated results of its operations for the period then ended. Seller shall be permitted access to work papers as they relate to the calculation of Net Revenues.

             14.2 Budgets. Buyer will furnish to Seller as soon as practicable, and in any event not less than thirty (30) days prior to the end of each fiscal quarter and fiscal year of Seller, a quarterly or annual revenue forecast with respect to the Treasury Product for the succeeding fiscal quarter or fiscal year, respectively. Buyer will furnish promptly to Seller any revisions of such forecasts previously furnished to Seller.

             14.3 Reports and Inspection. Buyer will furnish promptly to Seller such documents, reports and financial data as Seller may reasonably request in order to determine Buyer's Net Revenues and the amounts payable by Buyer in accordance with this Agreement and the Royalty Note, and will, upon reasonable prior notice, make available to Seller and its representatives during normal business hours (a) all business records of Buyer relating to determination of Net Revenues for inspection and (b) the directors, officers and employees of Buyer for interviews concerning the determination of Net Revenues by Buyer. Seller agrees to execute in favor of Buyer the standard form of Buyer's nondisclosure and confidentiality agreement with respect to the information disclosed to Seller pursuant to this Section 14.3.

             14.4 Business Insurance. Buyer will at all times maintain and keep in full force and effect valid fire and theft insurance policies with financially sound insurers with respect to its properties, assets and business of the kinds and in amounts not less than is customarily obtained by corporations engaged in the same or similar businesses and similarly located.

         15. Negative Covenants of Buyer.

             Buyer covenants and agrees with Seller, for as long as any amounts are due hereunder or under the Royalty Note or the Accounts Receivable Note, that Buyer will not take any of the following actions without the prior approval of Seller:

             15.1 Merger; Sale of Assets. Buyer will not become a party to any merger or consolidation, or sell, lease or otherwise dispose of any of its properties or assets, other than sales or leases of properties or assets in the ordinary course of business or the replacement of outmoded or damaged equipment with other equipment (a "Reorganization"); provided, however, that Seller's approval shall not be unreasonably withheld or delayed, and provided further that no prior approval of Seller shall be required for any Reorganization in connection with which all obligations of Buyer to Seller hereunder and under the Royalty Note are accelerated and paid in full by Buyer on or prior to the closing or effectiveness of such Reorganization.

             15.2 Transactions with Management Stockholders. Buyer will not engage in any transaction, enter into any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any "affiliates" or "associates" of Buyer (as such terms are defined under the rules and regulations of the Securities Exchange Act of 1934), except transactions which are on terms and conditions substantially similar to those which would be available to Buyer in an arms'-length transaction with an unaffiliated third party.

             15.3 Dissolution or Liquidation. Buyer will not voluntarily dissolve, wind up or carry out any partial liquidation or enter into a members voluntary liquidation.

             15.4 Assignment of Accounts Receivable. Buyer will not assign, pledge, mortgage or transfer to any third party any of the accounts receivable specified on Schedule 1.1(a); provided however that Seller's approval shall not be unreasonably withheld or delayed, and provided further that no prior approval of Seller shall be required in connection with such assignment if the Accounts Receivable Note is paid in full by Buyer on or prior to the closing of the effectiveness of such assignment.

         16. Further Acts.

             After the Closing Date, Seller and Buyer shall execute and deliver all instruments and documents and shall perform all other acts which the other may reasonably request in order to further effect or perfect the sale and transfer of the Purchased Assets to Buyer and the other transactions contemplated in this Agreement. Certain of the Purchased Assets are owned by the Subsidiaries, and Seller shall cause the Subsidiaries, as applicable, to execute all bills of sale and other documents necessary to convey and transfer to Buyer of any of the Purchased Assets owned by such subsidiaries.

         17. Sales Tax.

             Seller shall pay all sales, use and transfer taxes, if any, arising out of the transfer of the Purchased Assets and Tangible Assets and Seller shall pay its portion, prorated as of the Closing Date, of state and local real and personal property taxes of the Business. Buyer shall not be responsible for any business, occupation, withholding or similar tax, or any Taxes of any kind related to any period before the Closing Date, except to the extent listed on
Schedule 3.2 hereto.

         18. Expenses.

             Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         19. Notices.

             Any notices and other communications required or permitted in this Agreement shall be effective if in writing and delivered personally or sent by telecopier, Federal Express, or registered or certified air mail, postage prepaid, addressed as follows:

                 (a) If to Buyer, addressed to:

                     Platinum Treasury Systems, plc
                     32 Peascod Street
                     Windsor, Berkshire SL4 1EA
                     United Kingdom
                     Telecopier: 44 0 753 852224
                     Attention: Richard Franklin

                     with copies to:

                     Brobeck, Phleger & Harrison
                     2200 Geng Road
                     Palo Alto, CA 94303
                     Telecopier: (415) 496-2921
                     Attention: Ed Lennard, Esq.

                     (b) If to Seller, addressed to:

                     Platinum Software Corporation
                     195 Technology Drive
                     Irvine, California, 92718 Telecopier:
                     (714) 727-1255
                     Attention: Michael Simmons, Chief Financial Officer

                     with copies to:

                     Stradling, Yocca, Carlson & Rauth
                     660 Newport Center Drive, Suite 1600
                     Newport Beach, California, 92660
                     Telecopier: (714) 725-4100
                     Attention: K.C. Schaaf, Esq.

          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two (2) business days after being sent by Federal Express, if sent by Federal Express, (c) one (1) business day after being delivered, if delivered by telecopier, and (d) seven (7) business days after being sent, if sent by registered or certified air mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

          20. Attorneys' Fees.

              In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or any of the documents provided for herein, or the breach thereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

          21. Assignment.

              Neither party may assign, without the prior written consent of the other, its rights, duties or obligations under this Agreement to any person or entity, in whole or in party; provided, however, that this Agreement may be assigned by Seller without the consent of Buyer (i) to a purchaser or all or substantially all of the assets or outstanding capital stock of Seller, or its parent corporation or other corporation controlled by its parent corporation, whether by merger, consolidation to otherwise, or (ii) to a subsidiary all of whose stock is owned by Seller.

          22. Binding Effect.

              This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the respective parties hereto.

         23. Parties in Interest.

             Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over or action against any party to this Agreement.

         24. Counterparts.

             This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instruments. Facsimile signatures shall be effective for purposes of execution hereunder. However, this Agreement shall be ineffective for any purposes whatsoever unless or until executed by all parties hereto.

         25. Headings.

             The subject headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

         26. Integration.

             This Agreement (together with its schedules, exhibits and other attachments) sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter hereof except as herein contained.

         27. Amendment; Waiver.

             This Agreement may be amended, modified, extended or terminated, either retroactively or prospectively, and the provisions hereof may be waived, only by an instrument in writing signed by the parties hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party.

         28. Governing Law; Interpretation.

             This Agreement shall be governed by, construed in accordance with and enforced under the laws of the State of California applicable to contracts made and to be performed in California, without regard to choice of law principles. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

         29. Arbitration.

             29.1 Generally. Except for collection actions for non-payment of amounts due under this Agreement or documents delivered pursuant to this Agreement or the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by an arbitral tribunal composed of three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. Such arbitration shall take place in Orange County, California. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party by notice to the other parties. Buyer and Seller shall each pay their own fees and expenses therein and one-half of the cost and charges of arbitration and the American Arbitration Association, except as otherwise provided herein. Buyer and Seller agree that there shall be discovery in the arbitration and such discovery shall be governed by rules contained in the California Code of Civil Procedure.

             29.2 Recourse to Courts. The parties hereby exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section 29 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 29 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

         30. RTPA Registration.

             Any provision of this Agreement by virtue of which it (or any agreement or arrangement of which it forms part) is subject to registration under the U.K. Restrictive Trade Practices Acts 1976 and 1977 shall not take effect until the day after the required particulars of it have been submitted to the Director General of Fair Trading in accordance with the requirements of those Acts. The parties undertake to procure that the required particulars are submitted within thirty (30) days from the date of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 BUYER:

                                 PLATINUM TREASURY SYSTEMS, PLC

                                 By: /s/  Arthur Diggle
                                     -------------------------------------------
                                 Its:     Arthur Diggle

                                 SELLER:



                                 PLATINUM SOFTWARE CORPORATION,
                                 a Delaware corporation



                                 By: /s/ Michael J. Simmons
                                     -------------------------------------------
                                     Michael J. Simmons, Chief Financial Officer

                               INDEX OF SCHEDULES

Schedule                                      Description
- --------                                      -----------
  1.1(a)                       Accounts Receivable of Seller and Subsidiaries

  1.1(b)                       General Contracts

  1.1(c)                       Software Contracts

  1.1(d)                       Inventory

  1.1(e)                       Trade Names, Trademarks and Service Marks

  1.1(f)                       Customer and Client Lists

  1.1(g)                       Computer Programs

  1.1(h)                       Technical Documentation

    1.2                        Excluded Assets

    2.5                        Allocation of Purchase Price

    3.2                        Assumed Liabilities

    5.3                        Required Third Party Consents

    5.4                        Exceptions to Title

    5.6                        Litigation

    8.3                        Retained Employees

                                INDEX OF EXHIBITS


Exhibit                                Description
- -------                                -----------
   A                          Promissory Note (Royalty Note)

   A-1                        Debenture

   B                          Accounts Receivable Promissory Note

   C-1                        Franklin Termination of Employment Agreement

   C-2                        Morgan Termination of Employment Agreement

   D                          Form of Opinion of Counsel for Buyer

   E                          Assignment and Assumption Agreement

   F                          Trademark License Agreement

   G                          Bill of Sale, General Conveyance and Assignment

   H                          Form of Opinion of Counsel for Seller

                                   EXHIBIT A


                                PROMISSORY NOTE


US$1,500,000                                                   January 11, 1996


         FOR VALUE RECEIVED, PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. 3086549), (registered office -32 Peascod Street, Windsor, Berkshire, SL4 1EA United Kingdom), (the "Maker") promises to pay to the order of PLATINUM SOFTWARE CORPORATION, a Delaware corporation ("Platinum"), at 195 Technology Drive, Irvine, California 92718, or such other place as the holder (the "Holder") of this Promissory Note (this "Note") may from time to time in writing direct, the principal sum of One Million Five Hundred Thousand United States Dollars (US$1,500,000), payable in full as set forth below. The principal amount of this Note shall not bear interest.

         This Note is the Royalty Note referred to in that certain Agreement of Purchase and Sale of Assets, dated as of September 30, 1995, between the Maker and Platinum (the "Purchase Agreement") and is secured by a debenture created under that agreement of even date (the "Debenture") between Maker and Platinum and Platinum is entitled to all of the benefits and security of the collateral as set forth in the Debenture. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

         If any principal payable hereunder is not paid when due, such overdue principal shall bear interest at a rate per annum equal to twelve percent (12%) from the due date until paid. Prepayment of principal hereunder may be made at any time without penalty.

         All amounts due hereunder shall be payable in lawful money of the United States of America. Maker shall pay to Platinum the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) as set forth herein. Maker shall pay to Platinum a percentage of Maker's Net Revenues from the licensing of the Treasury Product as follows: (i) Five percent (5%) of Maker's Net Revenues from the licensing of the Treasury Product from the date hereof until the second anniversary hereof, and (ii) Ten percent (10%) of Maker's Net Revenues from the licensing of the Treasury Product from the second anniversary of the date hereof through the seventh anniversary of the date hereof. Royalty payments are to be made until either the aggregate amount of the royalties paid by Maker to Platinum under Section 2.2(a) of the Purchase Agreement shall equal One Million Five Hundred Thousand United States Dollars (US$1,500,000) or the seventh anniversary of the date hereof, whichever first occurs. In the event the seventh anniversary of the date hereof occurs first, any amount by which the Royalty Payment (US$1,500,000) exceeds the aggregate amount paid by Maker to Platinum under Section 2.2(a) of the Purchase Agreement and this Note shall be paid in full by Maker within sixty

(60) days following such seventh anniversary of the date hereof (the "Royalty Deficit Payment"). The royalties shall be paid in the manner set forth in the purchase Agreement.

         The principal amount of this Note and all accrued but unpaid interest thereon, if any, shall become immediately due and payable, at the option of Platinum, upon the occurrence of any of the following (an "Event of Default"):

                 (a) Any payment due under this Note shall have been in default for at least fifteen (15) days following the receipt of a notice of default in payment;

                 (b) The Maker shall fail or neglect to perform, keep or observe any covenant or obligation of Maker set forth in the Purchase Agreement, which breach is not cured within twenty (20) days following receipt by Maker of written notice thereof; or

                 (c) The Maker fails or neglects to comply with any covenant or obligation of Maker set forth in the Debenture which breach is not cured within the cure period provided in the Debenture; or

                 (d) The Maker defaults in the performance of any other agreement for borrowed monies or such borrowed monies are not repaid in full on the due date or repayment of any such borrowed monies is due on demand and is not paid in full forthwith on such demand being made;

                 (e) The Maker is unable to pay its debts within the meaning of section 123 of the UK Insolvency Act 1986 or the Maker otherwise becomes insolvent or suspends making payments to all or any class of its creditors or announces an intention to do so; or

                 (f) Any distress, execution, attachment or other similar legal process which affects the whole or a material part of the assets of the Maker; or

                 (g) An Administrative or other Receiver or similar officer is appointed over the whole or any part of the assets of the Maker or the Maker requests any person to appoint such a Receiver or similar officer or any other steps are taken to enforce any charge or other security over any of the property of the Maker; or

                 (h) An order is made or any effective resolution is passed or a petition is presented or other steps are taken for:

                          (i) the winding up, dissolution or liquidation of the Maker other than for the purpose of a reconstruction or amalgamation, the terms of which have previously been approved by Platinum in writing; or

                          (ii) the making of an Administration Order against the Maker or;

                 (i) Control of the Maker passes without the consent of Platinum to any person, firm or company acting either individually or in concert, provided that transfers of shares between the shareholders of Maker on the date hereof will not be considered a change of control.

         The Maker hereby waives presentment for payment, protest and notice of nonpayment and dishonor. If the Holder takes any action to collect this Note, then the Maker shall be obligated to pay, in addition to all other amounts due under this Note, all costs of collection and reasonable attorneys' fees and other legal costs and expenses.

         No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Holder of any right or remedy preclude any other right or remedy. The Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Maker or any other indebtedness due or to become due to the Maker. The Maker agrees that, without releasing or impairing the Maker's liability hereunder, the Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may release any party secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by and construed in accordance with the internal laws of the State of California of the United States. Platinum and Maker each irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Note shall be instituted and litigated only in courts having situs in the State of California, and Platinum and Maker each hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in the State of California provided always, that Platinum may, at its sole option, enforce the Debenture in the United Kingdom or other appropriate jurisdiction.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as its deed on the day and year first above written.

Executed and delivered as a deed by               )
Platinum Treasury Systems, plc by the signatures  )
                                                  )
of [____________________________], Director       ) ___________________________
                                                  )         Director
and                                               )
                                                  )
[______________________________], Director        ) ___________________________
                                                  )         Director
in the presence of: ________________________      )

                                  EXHIBIT A-1

                       (1) PLATINUM TREASURY SYSTEMS PLC

                                    - and -

                       (2) PLATINUM SOFTWARE CORPORATION


                                   ---------
                                   DEBENTURE
                                   ---------


                                 HOPKINS & WOOD
                              2-3 CURSITOR STREET
                                LONDON EC4A 1NE

                               TEL: 0171-404 0475
                               FAX: 0171 831 2190
                             REF: AJS/126/P/16:653

THIS DEBENTURE is dated                          1995

and made BETWEEN:

(1) PLATINUM TREASURY SYSTEMS PLC (registered in England and Wales number _______) whose registered office is at ___________________ (the "Borrower"); and

(2) PLATINUM SOFTWARE CORPORATION whose registered office is at 195 Technology Drive, Irvine, California 92718, USA (the "Debenture Holder")

In this Debenture the following words shall have the following meanings:

"Accounts Receivable Debt"      all sums which are or may become owing by the
                                Borrower to the Debenture Holder under the Accounts Receivable Note (as that phrase is defined in Agreement of Purchase and Sale of Assets of even date herewith between the Borrower and the Debenture Holder);

"Royalty Debt"                  all sums which are or may become owing by the
                                Borrower to the Debenture Holder under the Royalty Note (as that phrase is defined in the said Agreement of Purchase and Sale of Assets).

WITNESSES as follows:

1       COVENANT TO PAY

1.1 The Borrower covenants to pay and discharge to the Debenture Holder the Royalty Debt and the Accounts Receivable Debt in accordance with the provisions of the Royalty Note and the Accounts Receivable Note as the case may be (together "the Debt") together with interest to date of payment as set out in the said Royalty Note and Accounts Receivable Note and all commission, fees and other charges and all legal and other costs and expenses properly and reasonably incurred by the Debenture Holder in relation to the enforcement of the security hereby granted.

2       CHARGE

2.1 The Borrower as owner with full title guarantee and as a continuing security charges with the payment or discharge of the Debt:

        (a)     by way of first fixed charge;

                 (i) any freehold leasehold and other immovable property now or in the future belonging to the Borrower together with all buildings, trade and other fixtures, fixed plant and machinery of the Borrower from time to time thereon;

                 (ii) all plant and machinery now or in the future belonging to the Borrower other than fixed plant and machinery;

                 (iii) all book debts and other debts now or in the future due or owing to the Borrower;

                 (iv) all stocks shares and other securities now or in the future belonging to the Borrower together with all dividends and other rights deriving therefrom;

                 (v) the goodwill of the Borrower and its uncalled capital for the time being;

                 (vi) all patents trade marks service marks designs and other intellectual property rights choses in action and claims and all fees, royalties and other rights of every kind deriving therefrom now or in the future belonging to the Borrower;

        (b) by way of first floating charge the whole of the Borrower's undertaking and all its property and assets whatsoever and wheresoever present and future other than the property and assets from time to time effectively charged to the Debenture Holder by way of legal mortgage or fixed charge by this Debenture.

2.2 The Debenture Holder may after failure by the Borrower to pay any sums due under the Accounts Receivable Note and/or the Royalty Note convert the floating charge by notice in writing to the Borrower into a fixed charge as regards all the property and assets which for the time being are the subject of such floating charge or, as the case may be, such of the said property and assets as are specified by such notice.

2.3     Continuing Security

        This security shall be a continuing security notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee indemnity lien pledge bill note mortgage charge or other security (whether created by the deposit of documents of otherwise) now or hereafter held by or available to the Debenture Holder and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Debenture Holder now or hereafter dealing with exchanging releasing varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable. Without prejudice to the generality of the foregoing, this security shall continue in full force and effect until the proper discharge by the Borrower of all sums which may now or hereafter be owing pursuant to the Accounts Receivable Note and/or the Royalty Note but thereafter shall cease.

3.      RESTRICTIONS ON DEALING

3.1 The Borrower shall not without the prior written consent of the Debenture Holder (which consent in the case of sub-clauses 3.1(e) and (d) only shall not be unreasonably withheld or delayed):

        (a) create or permit to subsist any mortgage charge pledge hypothecation lien (other than a lien arising by operation of law) or other security interest on any of its assets ranking in priority or pari passu with the fixed and floating charges hereby created other than this Debenture (save as set out in Clause 8.9 of the Agreement of Purchase and Sale of Assets);

        (b) sell transfer lease lend or otherwise dispose of the whole or any part of its undertaking or (save in the normal course of trading at not less than market value) of its assets or enter into any agreement or grant any option for any such sale transfer lease loan or other disposal;

        (c) part with possession of any freehold or leasehold property grant or agree to grant any option or any licence tenancy or other right of occupation to any person or exercise the powers of leasing or agreeing to lease or of accepting or agreeing to accept surrenders conferred by Sections 99 and 100 of the Law of Property Act 1925 provided that such restrictions shall not be construed as a limitation on the powers of any receiver appointed under this Debenture and being an agent of the Borrower and the Debenture Holder may grant or accept surrenders of leases without restriction at any time after the Debenture Holder shall have demanded the payment or discharge of any of the monies obligations and liabilities hereby secured;

        (d) pull down or remove or redevelop or make any material alteration to the whole or any part of any buildings or sever unfix or remove any fixtures or remove any plant or machinery belonging to or in use by the Borrower except for the purpose of effecting repairs or replacing the same.

4       COVENANTS BY THE BORROWER

4.1     Until this security is discharged the Borrower shall:

        (a) keep all buildings and all plant machinery fixtures and fittings in good repair and condition and permit any person or persons nominated by the Debenture Holder access by and on 24 hours written notice to view the state and condition thereof;

        (b) insure and keep insured such of its property as is properly insurable with such insurer and against such risks and in such amounts and otherwise in such terms as the Debenture Holder may require and will maintain such other insurances as are normally maintained by prudent companies carrying on similar businesses with the interest of the Debenture Holder noted upon all policies of such insurance or, if the Debenture Holder shall require, in the joint names of the Borrower and the Debenture Holder and will (if required) produce or deposit with the Debenture Holder all such policies and receipts for all premium and other payments necessary for effecting and maintaining such insurances;

        (c) apply any insurance proceeds in making good the loss or damage or at the Debenture Holder's option in or towards the discharge of the monies obligations and liabilities secured by this Debenture;

        (d) punctually pay all rents taxes duties assessments and other outgoings properly payable and observe and perform all restrictive and other covenants under which any of the property subject to this Debenture is held;

        (e) pay into its account or accounts all monies which it may receive in respect of its book or other debts and all licence fees, royalties and other monies deriving from its intellectual property and until such payment will hold all such monies on trust for the Debenture Holder and shall not without the prior written consent of the Debenture Holder release factor sell at discount charge or otherwise deal with such debts license fees royalties or other monies otherwise than by getting in and paying the same into such account;

        (f) subject to the rights of any prior mortgagee deposit with the Debenture Holder all deeds certificates and documents constituting or evidencing title to the property or any part thereof charged by this Debenture and all insurance policies;

        (g) comply with the provisions of all present or future statutes and directives and every notice order or direction made under any of the foregoing;

        (h) provide the Debenture Holder with such financial and other information with respect to the assets, liabilities and affairs of the Borrower and its subsidiaries and associated companies (if any) that the Debenture Holder may from time to time reasonably require in order to determine the net revenues of the Borrower and the amount of any royalty payments due to the Debenture Holder under the Royalty Note.

4.2 If the Borrower shall fail to satisfy the Debenture Holder that it has performed any of its obligations under clause 4.1 then the Debenture Holder may take such reasonable steps as it considers appropriate to procure the performance of such obligation and shall not thereby be deemed to be a mortgagee in possession and the monies reasonably expended by the Debenture Holder shall be reimbursed by the Borrower on demand.

5       ENFORCEMENT

5.1     This Debenture shall become enforceable:

        (a) if any of the Debt shall not be paid or discharged by the Borrower in accordance with the terms of the Accounts Receivable Note or the Royalty Note, as the case may be; or

        (b) if the Borrower shall be in material breach of any provision of this Debenture or of any agreement containing any terms and conditions of or applicable to the monies obligations and liabilities secured by this Debenture and such breach (if capable of remedy) has not been remedied to the satisfaction of the Debenture Holder before the expiry of 14 days after notice calling upon the Borrower to do so has been given by the Debenture Holder; or

        (c) upon the presentation of a petition for the winding-up of the Borrower which is not discharged within 21 days of the making of an order for the winding-up of the Borrower or the passing by the Borrower of a resolution for voluntary winding-up; or

        (d) if an encumbrancer shall take possession of or a receiver or administrative receiver shall be appointed over or any secured creditor of the Borrower shall seek to enforce his security in respect of all or any material part of the property or assets charged by this Debenture; or

        (e) if a petition shall be presented for an administration order in relation to the Borrower; or

        (f) if the Borrower shall enter into any composition or arrangement for the benefit of its creditors under section 1 of the Insolvency Act 1986; or

5.2 Section 103 of the Law of Property Act 1925 shall not apply and the statutory power of sale and all other powers under that or any other Act as varied or extended by this Debenture shall arise on and be exercisable at any time after the Debenture Holder shall properly have demanded the payment or discharge by the Borrower of any of the monies, obligations and liabilities secured by this Debenture.

5.3 Section 93 of the Law of Property Act 1925 dealing with the consolidation of mortgages shall not apply to this Debenture.

6       RECEIVER

6.1 At any time after this Debenture has become enforceable or if the Borrower so requests in writing the Debenture Holder may without further notice to the Borrower appoint by writing under hand or under seal any one or more persons either singly jointly severally or jointly and severally to be a receiver, receiver and manager or administrative receiver (each a "Receiver") of all or any part of the property charged by this Debenture and either at the time of appointment or any time thereafter may fix his or their remuneration and except as otherwise required by statute may remove any such Receiver and appoint another or others in his or their place.

6.2 Any Receiver shall be the agent of the Borrower which shall be solely responsible for his acts and defaults and the payment of his remuneration.

6.3 Any Receiver shall subject to any liabilities or restriction expressed in the deed or instrument appointing him have all the powers conferred by the Law of Property Act 1925 and the Insolvency Act 1986 on mortgagees in possession (but without liability as such) receivers administrative receivers and administrators appointed under those Acts which in the case of joint receivers may be exercised either jointly or severally. In addition, but without prejudice to the generality of the foregoing the Receiver shall have power (in the name of the Borrower or otherwise and in such manner and on such terms and conditions as he shall think fit) to:

        (a) take possession of collect and get in all or any part of the property in respect of which he is appointed and for that purpose to take any proceedings;

        (b)     carry on or concur in carrying on the business of the Borrower;

        (c) purchase or acquire any land and purchase, acquire and grant any interest in or right over land;

        (d) sell or concur in selling lot or concur in letting and terminate or accept surrenders of leases or tenancies of any of the property charged by this Debenture and to carry any such transactions into effect;

        (e) sell, assign let or otherwise dispose of or concur in selling, assigning, letting or otherwise disposing of all or any of the debts and any other property in respect of which he is appointed;

        (f) make any arrangement or compromise between the Borrower and any other person which he may think expedient;

        (g)     make and effect all repairs improvement and insurances;

        (h)     purchase materials tools equipment goods or supplies;

        (i) call up any uncalled capital of the Borrower with all the powers conferred by the Articles of Association of the Borrower in relation to calls;

        (j) employ engage and appoint managers and other employees and professional advisers;

        (k) do all such other acts and things as may be considered to be incidental or conducive to any other matters or powers aforesaid or to the realization of the security constituted by this Debenture and which he lawfully may or can do.

7       Application of Proceeds

7.1 Any monies received by the Debenture Holder or any Receiver shall subject to the repayment of any claims having priority to the charges created by this Debenture be applied in the following order but without prejudice to the right of the Debenture Holder to recover any shortfall from the Borrower:

        (a) in the payment of all costs charges and expenses of and incidental to the proper appointment of the Receiver and the exercise of all or any of his powers and of all outgoings paid by him;

        (b) in the payment of the Receiver's proper and reasonable remuneration;

        (c) in or towards the satisfaction of the monies obligations and liabilities secured by this Debenture in such order as the Debenture Holder in its absolute discretion thinks fit;

        (d) in payment of the surplus (if any) to the person or persons entitled to it.

8       Protection of Third Parties

8.1 No person dealing with a Receiver or the Debenture Holder shall be concerned to enquire whether any power which he or it is purporting to exercise has become exercisable or whether any money is due under this Debenture or as to the application of any money paid raised or borrowed or as to the propriety or regularity of any sale be or other dealing with such Receiver or the Debenture Holder. All the protection to purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with a Receiver or the Debenture Holder.

9       Entry into Possession

9.1 If the Debenture Holder or any Receiver shall enter into possession of the property hereby charged or any part thereof it or he may from time to time and at any time go out of such possession.

10      Power of Attorney

10.1 The Borrower irrevocably appoints the Debenture Holder any Receiver and any person nominated by the Debenture Holder jointly and also severally to be the attorney of the Borrower with the power of substitution and in its name and otherwise on its behalf and as its act and deed to sign or execute all deeds instruments and documents which the Debenture Holder or any Receiver may require or deem proper for any of the purposes of or which the Borrower ought to do under this Debenture. The Borrower agrees to ratify and confirm anything such attorney shall lawfully and properly do.

11      Currency Indemnity

11.1 For the purpose of or pending the discharge of any of the monies obligations and liabilities secured by this Debenture the Debenture Holder may convert any monies received or realised by the Debenture Holder under this Debenture (including the proceeds of any previous conversion) from their existing currency into such other currency as the Debenture Holder may think fit and any such conversion shall be effected at the Barclays Bank plc's then prevailing spot selling rate of exchange for such other currency against the existing currency. As a separate and independent obligation the Borrower agrees to indemnify and hold harmless the Debenture Holder against any shortfall between any amount received or recovered by it in respect of any payment due under this Debenture and converted in accordance with the clause into the currency in which such amount was payable ("the converted amount") and the amount in such currency which was due and payable to the Debenture Holder under this Debenture ("the due amount"). If the converted amount exceeds the due amount, the Debenture Holder shall repay to the Borrower an amount equal to the excess.

12      Prior Charges

12.1 If there is any encumbrance over any of the property charged by this Debenture which ranks in priority to this Debenture and any proceedings or steps are taken to exercise or enforce any powers or remedies conferred by such prior encumbrance the Debenture Holder or any Receiver appointed under this Debenture in respect of such property may (but without prejudice to any rights the Receiver may have under Section 43 or the Insolvency Act 1936) redeem such prior encumbrance or procure its transfer to itself and may settle and pass the accounts of any prior mortgagee charges or encumbrancer. Any account so settled and passed shall be conclusive and binding on the Borrower and all the principal interest costs charges and expenses of and incidental to such redemption or transfer shall be secured on the property charged by this Debenture and all the powers conferred by any prior encumbrance upon the encumbrancer or any receiver thereunder shall be exercisable by the Debenture Holder or a Receiver included in this Debenture.

13      FURTHER ASSURANCE

13.1 The Borrower shall whenever requested by the Debenture Holder by notice in writing immediately execute and sign all such deeds and documents and do all such things as the Debenture Holder may require at the Borrower's cost over any property or assets properly specified by the Debenture Holder for the purpose of perfecting or more effectively providing security to the Debenture Holder for the payment and discharge of the monies obligations and liabilities secured by this Debenture.

14      SET-OFF

14.1 The Debenture Holder may at any time after this Debenture has become enforceable and without notice to the Borrower combine or consolidate all or any of the Borrower's then existing liabilities to the Debenture Holder and set off or transfer any sum or sums standing to the credit of any one or more of such accounts in or towards satisfaction of any of the liabilities of the Borrower to the Debenture Holder on any other account or in any other respects. The Debenture Holder shall notify the Borrower that such a transfer has been made.

15      COSTS AND INDEMNITY

15.1 All reasonable and proper costs charges and expenses incurred by the Debenture Holder in relation to this Debenture or the monies and liabilities hereby secured shall be reimbursed by the Borrower to the Debenture Holder on demand on a full indemnity basis.

15.2 The Debenture Holder and every Receiver attorney or other person appointed by the Debenture Holder under this Debenture and their respective employees shall be entitled to be indemnified on a full indemnity basis out of the property charged by this Debenture in respect of all liabilities and expenses properly incurred by any of them in or directly or indirectly as a result of the exercise or purported exercise of any of the powers authorities or discretions vested in them under this Debenture and against all actions proceedings losses costs claims and demands in respect of any matter or thing properly done or properly omitted in any way relating to the property charged by this Debenture and the Debenture Holder and any such Receiver may retain and pay all sums in respect of the same out of the monies received under the powers conferred by this Debenture.

16      Miscellaneous

16.1 The Debenture Holder may without discharging or in any way affecting the security created by this Debenture or any remedy of the Debenture Holder grant time or other indulgence or abstain from exercising or enforcing any remedies securities guarantees or other rights which it may now or in the future have from or against the Borrower and may make any arrangement variation or release with any person or persons without prejudice either to this Debenture or the liability of the Borrower for the monies obligations and liabilities secured by this Debenture.

16.2 The Debenture Holder shall have a full and unfettered right to assign the whole or any part of the benefit of this Debenture to any person or company who acquires a material part of the assets or undertaking of the Debenture Holder, or who acquires the majority of the Debenture Holder's issued share capital, or with whom the Debenture Holder merges. Save as aforesaid the Debenture Holder may not assign the benefit of this Debenture without the prior written consent of the Borrower. The expression "the Debenture Holder" shall include its proper successors and assigns and the Debenture Holder shall be entitled to disclose any information to any actual or prospective assignee successor or participant.

16.3 The provisions of this Debenture shall be severable and if at any time any one or more such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions shall not in any way be impaired.

16.4 The rights and remedies of the Debenture Holder provided by this Debenture are cumulative and are not exclusive of any rights powers or remedies provided by law and may be exercised from time to time and as often as the Debenture Holder may deem expedient.

16.5 Any reference in this Debenture to any statute or any section of any statute shall be deemed to include reference to any statutory modification or re-enactment thereof for the time being in force.

17      Notices

17.1 Any demand or notice under this Debenture shall be in writing signed by any director or officer of the Debenture Holder and may be served personally on any director or the secretary of the Borrower or may be sent by post telex or facsimile or may be delivered to the registered office of the Borrower or its last known place of business. If such demand or notice is sent by post it shall be deemed to have been received on the day following the fifth day on which it was posted and shall be effective notwithstanding that it was not in fact delivered or was returned undelivered. If sent by telex or facsimile it shall be deemed to have been received (whether or not actually received) at the time of dispatch, PROVIDED THAT, in the case of facsimile transmission the sender's machine shall have indicated due transmission to the relevant facsimile number shown below (or such other number or shall be notified by the relevant party for this purpose):

                The Debenture Holder    No. (001) (714) 450 4447
                The Borrower            No.

18      Governing Law and Jurisdiction

18.1 This Debenture shall be governed by and construed in accordance with the laws of England and the Borrower irrevocably submits to the non-exclusive jurisdiction of the English Courts.

19      Land Registry

19.1 The Borrower certifies that this Debenture does not contravene its Memorandum and Articles of Association and has been executed in accordance therewith and hereby applies to the Chief Land Registrar for a restriction to be entered on the register of its title to registered properties charged by this Debenture that: "Except under an Order of the Registrar no disposition or dealing by the proprietor of the land is to be registered or noted without the consent of the proprietor for the time being of Charge No. ______".

IN WITNESS whereof the Borrower has executed and delivered this Debenture as a Deed and the Debenture Holder has executed this Debenture the day and year first above written.

Executed as a deed by        )
PLATINUM TREASURY SYSTEMS    )
PLC by the signatures of     )                  _______________________________
_____________ (Director)     )                  Director
and ____________ (Director)  )
and duly delivered           )                  _______________________________
                                                Director

Executed as a deed by        )
PLATINUM SOFTWARE            )
CORPORATION  the signature   )
of _____________ (Director)  )                  _______________________________

                                   EXHIBIT B

                      ACCOUNTS RECEIVABLE PROMISSORY NOTE


$259,545                                                        January 11, 1996


         FOR VALUE RECEIVED, PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. 3086549), (registered office -32 Peascod Street, Windsor, Berkshire, SL4 1EA United Kingdom), (the "Maker"), promises to pay to the order of PLATINUM SOFTWARE CORPORATION, a Delaware corporation ("Platinum"), at 195 Technology Drive, Irvine, California 92718, or such other place as the holder (the "Holder") of this Promissory Note (this "Note") may from time to time in writing direct, the principal sum of Two Hundred Fifty-Nine Thousand Five Hundred Forty-Five United States Dollars (US$259,545), payable in ten (10) consecutive equal monthly installments of principal, together with accrued interest at the rate of eight percent (8%) per annum on the unpaid principal balance from September 30, 1995, until such principal balance and accrued interest are paid in full. Payments shall commence on the first day of May 1996 and shall be due on the first day of the nine (9) consecutive calendar months thereafter. Interest shall begin accruing as of September 30, 1995.

         This Note is the Accounts Receivable Promissory Note referred to in that certain Agreement of Purchase and Sale of Assets, dated as of September 30, 1995, between the Maker and Platinum (the "Purchase Agreement"). This Note is secured by a debenture created under that certain Agreement of even date (the "Debenture"), between the Maker and Platinum and is entitled to all of the benefits and security of the collateral as set forth in the Debenture.

         All amounts due hereunder shall be payable in lawful money of the United States of America. If any principal or interest payable hereunder is not paid when due, such overdue amount shall bear interest at a rate per annum equal to twelve percent (12%) from the due date until paid. Prepayment of principal hereunder may be made at any time without penalty.

         The principal amount of this Note and all accrued but unpaid interest thereon, if any, shall become immediately due and payable, at the option of the Holder, upon the occurrence of any of the following (an "Event of Default"):

                 (a) Any payment due under this Note shall have been in default for at least fifteen (15) days following the receipt of a notice of default in payment;

                 (b) The Maker shall fail or neglect to perform, keep or observe any covenant or obligation of Maker set forth in the Purchase Agreement, which breach is not cured within twenty (20) days following receipt by Maker of written notice thereof; or

                 (c) The Maker fails or neglects to comply with any covenant or obligation of Maker set forth in the Debenture, which breach is not cured within the cure period set forth in the Debenture; or

                 (d) The Maker defaults in the performance of any other agreement for borrowed monies or such borrowed monies are not repaid in full on the due date or repayment of any such borrowed monies is due on demand and is not paid in full forthwith on such demand being made;

                 (e) The Maker is unable to pay its debts within the meaning of section 123 of the UK Insolvency Act 1986 or the Maker otherwise becomes insolvent or suspends making payments to all or any class of its creditors or announces an intention to do so; or

                 (f) Any distress, execution, attachment or other similar legal process which affects the whole or a material part of the assets of the Maker; or

                 (g) An Administrative or other Receiver or similar officer is appointed over the whole or any part of the assets of the Maker or the Maker requests any person to appoint such a Receiver or similar officer or any other steps are taken to enforce any charge or other security over any of the property of the Maker; or

                 (h) An order is made or any effective resolution is passed or a petition is presented or other steps are taken for:

                          (i) the winding up, dissolution or liquidation of the Maker other than for the purpose of a reconstruction or amalgamation, the terms of which have previously been approved by Platinum in writing; or

                          (ii) the making of an Administration Order against the Maker or;

                 (i) Control of the Maker passes without the consent of Platinum to any person, firm or company acting either individually or in concert, provided that transfers of shares between the shareholders of Maker on the date hereof will not be considered a change of control.

         The Maker hereby waives presentment for payment, protest and notice of nonpayment and dishonor. If the Holder takes any action to collect this Note, then the Maker shall be obligated to pay, in addition to all other amounts due under this Note, all costs of collection and reasonable attorneys' fees and other legal costs and expenses.

         No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by the Holder of any right or remedy preclude any other right or remedy. The Holder, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against the Maker or any other indebtedness due or to become due to the Maker. The Maker agrees that, without releasing or impairing the Maker's liability hereunder, the Holder may at any time release, surrender, substitute or exchange any collateral securing this Note and may release any party secondarily liable for the indebtedness evidenced by this Note.

         This Note shall be governed by and construed in accordance with the internal laws of the State of California. Platinum and Maker each irrevocably agree that all actions arising directly or indirectly as a result or in consequence of this Note shall be instituted and litigation only in courts having situs in the State of California, and Platinum and Maker hereby consent to the exclusive jurisdiction and venue of any state or federal court located and having its situs in the State of California provided always, that Platinum may at its option enforce the Debenture in the United Kingdom.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed and delivered as its deed on the day and year first above written.


Executed and delivered as a deed by                )
Platinum Treasury Systems, plc by the signatures   )
                                                   )
of [____________________________], Director        )  _________________________
                                                   )          Director
and                                                )
                                                   )
[______________________________], Director         )  _________________________
                                                   )          Director
in the presence of: ________________________       )

                                  EXHIBIT C-1

                             TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement") is made effective as of the 30th day of September, 1995, by and between PLATINUM SOFTWARE CORPORATION, a Delaware corporation (the "Company") and RICHARD FRANKLIN ("Franklin").

         WHEREAS, the Company and Franklin are parties to that certain Employment Agreement (the "Employment Agreement") and that certain Non-Competition Agreement (the "Non-Competition Agreement"), each dated as of July 14, 1993;

         WHEREAS, concurrently with the execution and delivery of this Agreement, pursuant to that certain Agreement of Purchase and Sale of Assets of even date herewith (the "Purchase Agreement") between the Company and Platinum Treasury Systems, plc, ("Buyer"), of which Franklin is a shareholder, the Company is selling to Buyer and Buyer is acquiring from the Company substantially all of the assets related to the Company's Treasury Product, as described more particularly therein;

         WHEREAS, pursuant to the Purchase Agreement, the Company has agreed that it shall terminate the employment of Franklin in order that he may be employed by Buyer following the consummation of the sale of assets to Buyer, and Franklin desires that such employment be terminated;

         NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

         1. Termination. Subject to the terms and conditions hereinafter set forth, the Company and Franklin mutually agree that the Employment Agreement and the Non-Competition Agreement and any continuing obligations thereunder, except as provided below, are terminated effective as of the date hereof. The Company and Franklin acknowledge that, with respect to the Employment Agreement, such termination is in advance of the term set forth therein, and further agree that no liability for such early termination under the Employment Agreement shall be imposed upon the Company or Franklin as a result thereof. Without limiting the generality of the foregoing, the Company acknowledges that it is intended by the Company and Buyer pursuant to the Purchase Agreement that Franklin be employed by Buyer concurrently with the effectiveness of this Agreement, and the Company hereby waives any right which it may have pursuant to the Employment Agreement or the Non-Competition Agreement to prevent Franklin from being employed by Buyer as contemplated by the terms of the Purchase Agreement.

         2. Continuing Obligations Not Affected. Notwithstanding the above, the following continuing obligations of Franklin as set forth in the Employment Agreement and the Non-Competition Agreement, shall remain in full force and effect for the period set forth in the Employment Agreement or the Non-Competition Agreement, as applicable: (i) nonsolicitation of Company personnel as set forth in Section 6 of the

Employment Agreement (excluding the Retained Employees as defined in the Purchase Agreement); and (ii) the maintenance of the confidentiality of proprietary information of the Company as set forth in Section 3 of the Non-Competition Agreement and 5 of the Employment Agreement except that Proprietary Information shall not include Proprietary Information (as such term is defined in the Non-Competition Agreement) relating to the Treasury Product or the Business (as such term is defined in the Purchase Agreement). The obligations of Franklin pursuant to the Employee Proprietary Information Agreement, dated as of July 14, 1993, shall not in any way be affected by this Agreement except that the confidentiality restrictions shall not apply confidential information relating to the Treasury Product or the Business (as such term is defined in the Purchase Agreement).

         3. Acknowledgment of Payment by the Company. Franklin acknowledges and agrees that the Company has paid to Franklin, and Franklin is in receipt of, all amounts payable to Franklin in full satisfaction of the Company's obligations under both the Employment Agreement and the Non-Competition Agreement.

         4. Stock Option. Effective upon the Physical Closing of the purchase described in the Purchase Agreement, the Company hereby accelerates the vesting of Franklin under that certain Nonqualified Stock Option Agreement dated June 30, 1993 so that the option may be immediately exercised by Franklin for all 9,375 shares.

         5. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed in California, without regard to choice of law principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one instrument. Any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.



                                          PLATINUM SOFTWARE CORPORATION


                                          By:
                                             --------------------------------
                                             Michael J. Simmons
                                             Chief Financial Officer



                                          -----------------------------------
                                             Richard Franklin

                             TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Agreement") is made effective as of the 30th day of September, 1995, by and between PLATINUM SOFTWARE CORPORATION, a Delaware corporation (the "Company") and JOHN MORGAN ("Morgan").

         WHEREAS, the Company and Morgan are parties to that certain Employment Agreement (the "Employment Agreement") and that certain Non-Competition Agreement (the "Non-Competition Agreement"), each dated as of July 14, 1993;

         WHEREAS, concurrently with the execution and delivery of this Agreement, pursuant to that certain Agreement of Purchase and Sale of Assets of even date herewith (the "Purchase Agreement") between the Company and Platinum Treasury Systems, plc, ("Buyer"), of which Morgan is a shareholder, the Company is selling to Buyer and Buyer is acquiring from the Company substantially all of the assets related to the Company's Treasury Product, as described more particularly therein;

         WHEREAS, pursuant to the Purchase Agreement, the Company has agreed that it shall terminate the employment of Morgan in order that he may be employed by Buyer following the consummation of the sale of assets to Buyer, and Morgan desires that such employment be terminated;

         NOW, THEREFORE, in consideration of the terms, covenants and conditions hereinafter set forth, the parties hereto hereby agree as follows:

         1. Termination. Subject to the terms and conditions hereinafter set forth, the Company and Morgan mutually agree that the Employment Agreement and the Non-Competition Agreement and any continuing obligations thereunder, except as provided below, are terminated effective as of the date hereof. The Company and Morgan acknowledge that, with respect to the Employment Agreement, such termination is in advance of the term set forth therein, and further agree that no liability for such early termination under the Employment Agreement shall be imposed upon the Company or Morgan as a result thereof. Without limiting the generality of the foregoing, the Company acknowledges that it is intended by the Company and Buyer pursuant to the Purchase Agreement that Morgan be employed by Buyer concurrently with the effectiveness of this Agreement, and the Company hereby waives any right which it may have pursuant to the Employment Agreement or the Non-Competition Agreement to prevent Morgan from being employed by Buyer as contemplated by the terms of the Purchase Agreement.

         2. Continuing Obligations Not Affected. Notwithstanding the above, the following continuing obligations of Morgan as set forth in the Employment Agreement and the Non-Competition Agreement, shall remain in full force and effect for the period set forth in the Employment Agreement or the Non-Competition Agreement, as applicable: (i) nonsolicitation of Company personnel as set forth in Section 6 of the Employment Agreement (excluding the Retained Employees as defined in the Purchase Agreement); and (ii) the maintenance of the confidentiality of proprietary information of the Company as set forth in Section 3 of the Non-Competition Agreement and 5 of the Employment Agreement except that Proprietary Information shall not include Proprietary Information (as such term is defined in the Non-Competition Agreement) relating to the Treasury Product or the Business (as such term is defined in the Purchase Agreement). The obligations of Morgan pursuant to the Employee Proprietary Information Agreement, dated as of July 14, 1993, shall not in any way be affected by this Agreement except that the confidentiality restrictions shall not apply confidential information relating to the Treasury Product or the Business (as such term is defined in the Purchase Agreement).

         3. Acknowledgment of Payment by the Company. Morgan acknowledges and agrees that the Company has paid to Morgan, and Morgan is in receipt of, all amounts payable to Morgan in full satisfaction of the Company's obligations under both the Employment Agreement and the Non- Competition Agreement.

         4. Stock Option. Effective upon the Physical Closing of the purchase described in the Purchase Agreement, the Company hereby accelerates the vesting of Morgan under that certain Nonqualified Stock Option Agreement dated June 30, 1993 so that the option may be immediately exercised by Morgan for all 9,375 shares.

         5. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to contracts made and to be performed in California, without regard to choice of law principles. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one instrument. Any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

         IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.



                                           PLATINUM SOFTWARE CORPORATION


                                           By:
                                              --------------------------------
                                              Michael J. Simmons
                                              Chief Financial Officer



                                           -----------------------------------
                                              John Morgan

                                   EXHIBIT D

                       FORM OF OPINION OF BUYER'S COUNSEL

         The Buyer is a company duly incorporated, validly existing and in good standing under the laws of England and Wales. The Buyer has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted and to enter into the Purchase Agreement, the Royalty Note, the Accounts Receivable Note, the Trademark License, the Assignment and Assumption Agreement, and the Debenture (the "Transaction Documents"), and to perform its obligations under the Transaction Documents.

         Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Buyer and has been duly executed and delivered by the Buyer. Each of the Transaction Documents is a legal, valid and binding obligation of the Buyer enforceable against it in accordance with its respective terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or law.

         The execution and delivery of the Transaction Documents and the performance by the Buyer of their respective terms (a) will not breach or result in a violation of the Buyer's Certificate of Incorporation or Memorandum and Articles of Association, or any judgment, order or decree of any court or arbitrator, known to us, to which the Buyer is a party or is subject, and (b) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any material contract, undertaking, indenture or other agreement or instrument known to us to which the Buyer is a party or by which it is bound.

         No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Buyer of the Transaction Documents, other than such consents, approvals, authorizations, designations, declarations or filings as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

         Except as disclosed in the Purchase Agreement or the Exhibits and Schedules delivered by the Buyer in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Buyer or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal, (a) which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Agreement or any of the transactions contemplated thereby, or (b) which, if adversely determined, could have a material adverse effect on the Buyer or its business or properties.

         6. The choice of the law of the State of California to govern each of the transaction documents other than the Debenture is a valid choice of law.

         7. No winding up petitions have been presented against the Buyer and the Buyer is not subject to any winding up or administration order nor has any liquidator or receiver or administrative receiver been appointed in respect of the Buyer.

                                   EXHIBIT E


                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ___ day of January, 1996, by and between PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Assignee"), and PLATINUM SOFTWARE CORPORATION, a Delaware corporation (the "Assignor").


                                R E C I T A L S

         Assignor and Assignee are parties to an Agreement of Purchase and Sale of Assets made as of September 30, 1995 (the "Agreement"), in which Assignor has agreed to sell and Assignee has agreed to purchase certain assets, operations and business of the Assignor as more particularly described in the Agreement. The Agreement provides for, among other things, the assumption by Assignee of specific liabilities, obligations, contracts and agreements of Assignor.

         NOW, THEREFORE, for and in consideration of the above recitals, the parties entering into the transaction contemplated by the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The above recitals are incorporated in and form an integral part of this Assignment and Assumption Agreement.

         2. The Assignor hereby assigns to the Assignee all of its right, title, interest, obligations and liabilities under the liabilities, obligations, contracts and agreements listed on Schedule 3.2 attached to the Agreement. All rights and benefits under such contracts and agreements are being transferred pursuant to a bill of sale of even date herewith.

         3. The Assignee accepts such assignment and assumes all of such right, title, interest, obligations and liabilities, and agrees to indemnify, defend and hold harmless Assignor as set forth in Section 13 of the Agreement with respect to such assumed liabilities.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.


ASSIGNEE:                                ASSIGNOR:


PLATINUM TREASURY SYSTEMS, plc           PLATINUM SOFTWARE CORPORATION,
                                         a Delaware corporation


By:                                      By:
    -------------------------------          ---------------------------------
                                             Michael J. Simmons
                                             Chief Financial Officer
Its:
     ------------------------------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ___ day of January, 1996, by and between PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Assignee"), and PLATINUM SOFTWARE CANADA LIMITED, an Ontario corporation (the "Assignor").


                                R E C I T A L S

         Platinum Software Corporation ("Platinum") and Assignee are parties to an Agreement of Purchase and Sale of Assets made as of September 30, 1995 (the "Agreement"), in which Platinum has agreed to sell and Assignee has agreed to purchase certain assets, operations and business of Platinum and certain of its subsidiaries as more particularly described in the Agreement. The Agreement provides for, among other things, the assumption by Assignee of specific liabilities, obligations, contracts and agreements of Assignor.

         NOW, THEREFORE, for and in consideration of the above recitals, the parties entering into the transaction contemplated by the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The above recitals are incorporated in and form an integral part of this Assignment and Assumption Agreement.

         2. The Assignor hereby assigns to the Assignee all of its right, title, interest, obligations and liabilities under the liabilities, obligations, contracts and agreements listed on Schedule 3.2 attached to the Agreement. All rights and benefits under such contracts and agreements are being transferred pursuant to a bill of sale of even date herewith.

         3. The Assignee accepts such assignment and assumes all of such right, title, interest, obligations and liabilities, and agrees to indemnify, defend and hold harmless Assignor as set forth in Section 13 of the Agreement with respect to such assumed liabilities.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.


ASSIGNEE:                                ASSIGNOR:


PLATINUM TREASURY SYSTEMS, plc           PLATINUM SOFTWARE CANADA LIMITED,
                                         an Ontario corporation


By:                                      By:
    -------------------------------          ---------------------------------

Its:                                     Its:
     ------------------------------           --------------------------------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ___ day of January, 1996, by and between PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Assignee"), and PLATINUM SOFTWARE (IRELAND) LTD., (the "Assignor").


                                R E C I T A L S

         Platinum Software Corporation ("Platinum") and Assignee are parties to an Agreement of Purchase and Sale of Assets made as of September 30, 1995 (the "Agreement"), in which Platinum, and certain of its subsidiaries have agreed to sell and Assignee has agreed to purchase certain assets, operations and business of the Assignor as more particularly described in the Agreement. The Agreement provides for, among other things, the assumption by Assignee of specific liabilities, obligations, contracts and agreements of Assignor.

         NOW, THEREFORE, for and in consideration of the above recitals, the parties entering into the transaction contemplated by the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The above recitals are incorporated in and form an integral part of this Assignment and Assumption Agreement.

         2. The Assignor hereby assigns to the Assignee all of its right, title, interest, obligations and liabilities under the liabilities, obligations, contracts and agreements listed on Schedule 3.2 attached to the Agreement. All rights and benefits under such contracts and agreements are being transferred pursuant to a bill of sale of even date herewith.

         3. The Assignee accepts such assignment and assumes all of such right, title, interest, obligations and liabilities, and agrees to indemnify, defend and hold harmless Assignor as set forth in Section 13 of the Agreement with respect to such assumed liabilities.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.


ASSIGNEE:                                ASSIGNOR:


PLATINUM TREASURY SYSTEMS, plc           PLATINUM SOFTWARE (IRELAND) LTD.,


By:                                      By:
    -------------------------------          ---------------------------------


Its:                                     Its:
     ------------------------------           --------------------------------

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this ___ day of January, 1996, by and between PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Assignee"), and PLATINUM SOFTWARE (AUST) PTY, LTD., (the "Assignor").


                                R E C I T A L S

         Platinum Software Corporation ("Platinum") and Assignee are parties to an Agreement of Purchase and Sale of Assets made as of September 30, 1995 (the "Agreement"), in which Platinum, and certain of its subsidiaries have agreed to sell and Assignee has agreed to purchase certain assets, operations and business of the Assignor as more particularly described in the Agreement. The Agreement provides for, among other things, the assumption by Assignee of specific liabilities, obligations, contracts and agreements of Assignor.

         NOW, THEREFORE, for and in consideration of the above recitals, the parties entering into the transaction contemplated by the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The above recitals are incorporated in and form an integral part of this Assignment and Assumption Agreement.

         2. The Assignor hereby assigns to the Assignee all of its right, title, interest, obligations and liabilities under the liabilities, obligations, contracts and agreements listed on Schedule 3.2 attached to the Agreement. All rights and benefits under such contracts and agreements are being transferred pursuant to a bill of sale of even date herewith.

         3. The Assignee accepts such assignment and assumes all of such right, title, interest, obligations and liabilities, and agrees to indemnify, defend and hold harmless Assignor as set forth in Section 13 of the Agreement with respect to such assumed liabilities.

         IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date first above written.


ASSIGNEE:                                ASSIGNOR:


PLATINUM TREASURY SYSTEMS, plc           PLATINUM SOFTWARE (AUST) PTY, LTD.,


By:                                      By:
    -------------------------------          ---------------------------------


Its:                                     Its:
     ------------------------------           --------------------------------

                                   EXHIBIT F

                          TRADEMARK LICENSE AGREEMENT



         THIS LICENSE AGREEMENT (the "Agreement") is made as of January ____, 1996, by and between PLATINUM SOFTWARE CORPORATION, a Delaware corporation ("Platinum"), and PLATINUM TREASURY SYSTEMS, plc, a company formed under the laws of England and Wales ("Treasury").


                                R E C I T A L S


         A. Platinum is in the business of developing, producing, distributing and licensing the use of certain computer software programs and related documentation for financial, management information and distribution software applications.

         B. Platinum and Treasury have entered into that certain Agreement of Purchase and Sale of Assets (the "Purchase Agreement") dated as of September 30, 1995 pursuant to which Treasury has agreed to purchase, and Platinum has agreed to sell, certain assets of Platinum related to its Treasury software product line, DOS and Windows versions (collectively the "Product").

         C. Platinum and Treasury desire to enter into this Agreement whereby Platinum shall grant a non-exclusive license to use the Platinum(R) trademark in connection with the licensing of the Product subject to the terms and conditions contained below. The Platinum(R) mark is registered in the United States, England and certain other countries, but not registered in all countries.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions hereinafter contained the parties hereto agree as follows:

1.       TRADEMARK LICENSE.

         1.1 Platinum(R). Platinum hereby grants to Treasury and Treasury hereby acknowledges the grant of a fully paid revocable non-exclusive license to use the Platinum(R) trademark ("Trademark") solely to identify the Product and in connection with the advertising, promotion, distribution and sublicensing of the Product and as part of its corporate name. The Trademark may not be sublicensed by Treasury to any third party. The parties acknowledge that Treasury's distributors may distribute the Product in packaging produced by or for Treasury which contains the Trademark and may use marketing materials produced by or for Treasury which contains the Trademark. Platinum shall retain exclusive title and ownership of the Trademark. Except for the rights granted herein, Treasury shall not have any right, title or interest, express or implied, in the

Trademark. The Trademark shall be used only in accordance with generally accepted practices, and the parties shall consult regularly and execute such agreements or documents, or such amendments to this Agreement as are reasonably necessary to ensure proper maintenance and use of the Trademark. All use of the Trademark by Treasury and goodwill associated with the Trademark shall inure to the sole benefit of Platinum in any and all jurisdictions.

         1.2 Display of Trademarks. Platinum shall have the right of approval of any usage of the Trademark in connection with any advertising, product packaging and other promotional materials utilizing the Trademark prepared by Treasury or its agents (the "Advertising Materials") prior to their final production and use. Upon receipt of the Advertising Materials, Platinum shall have thirty (30) days, or other such period as the parties may from time to time agree, to review the Advertising Materials and to issue its approval or disapproval. Any of the Advertising Materials not expressly approved on or before said thirtieth (30th) day shall be deemed approved as of the thirty-first (31st) day after receipt. In the event of disapproval, Platinum will provide suggestions, objections or corrections concerning Advertising Materials within the time period specified above.

         1.3 Modification of Advertising Materials. Platinum may direct Treasury (by notice hereunder) to modify subsequently produced copies of Advertising Materials as appropriate to reflect changes in Platinum's own use of the Trademark and changes in the registration status of the Trademark. However, Treasury may exhaust its supplies on hand or those ordered which display a Trademark upon Platinum notifying Treasury of a change in the Trademark.

         1.4 Use of Other Marks; Conflicting Use. Treasury may use its own trademarks in conjunction with the Trademark provided that appropriate footnotes or other notations are displayed to indicate Platinum's ownership of the Trademark. Treasury agrees to notify Platinum in writing of any conflicting uses of and applications for registration of the Trademark or of any acts of infringement or of unfair competition involving the Trademark promptly after such matters are brought to its attention or it has knowledge thereof. Treasury shall not use or adapt, during the term of this Agreement nor at any time thereafter, except as expressly permitted by this Agreement, in its business, in its business name, in its trading style or in any of its services or on any of its products any trademark, service mark, name, style or dress which is so similar to, or so nearly resembles the Trademark or any other trademark, service mark, trade name, trade dress or label of Platinum as to be likely to cause or as to be calculated to cause deception or confusion, or which is graphically or phonetically similar to or is derived from or based upon any of Platinum's trademarks.

         1.5 Registered User. In any jurisdiction where Treasury must be recorded as a registered user of the Trademark in order for use by Treasury to inure to the benefit of or be beneficial to Platinum, Treasury shall cooperate with Platinum to execute such a registered user agreement in a form reasonably requested by Platinum and to have it so recorded for the term of this Agreement only.

                 (a) Treasury hereby irrevocably appoints Platinum its attorney in fact (such appointment to be coupled with an interest) to act for it and represent it in initiating any registered user recordation or canceling any registered user recordation in the event of termination of this Agreement.

                 (b) Apart from such registered-user recordation, Treasury shall not otherwise apply anywhere or at any time for any registration as owner of the Trademark or any mark confusingly similar to the Trademark.

         1.6 Jeopardy to the Trademark. If in the reasonable business judgment of Platinum any act or failure to act by Treasury constitutes a danger to the value or validity or ownership of the Trademark, then Platinum may, in lieu of or in addition to any other remedy available to it, give notice to Treasury describing the material danger and may suspend in whole or in part Treasury's right to use the Trademark in the specific manner viewed as materially dangerous, effective on Treasury's receipt of the notice. The suspension shall continue until Platinum, reasonably determines that the danger no longer exists or Treasury has eliminated the danger.

         1.7 General. To the fullest extent permitted by the law of the applicable jurisdiction, at no time during or after the term of this Agreement shall Treasury challenge or assist others in challenging Platinum's rights in the Trademark, contest the validity of any registration thereon or use or aid in the use of the Trademark other than as licensed herein.

2.       TERM.

         This Agreement shall be effective as of the date hereof and shall continue in full force and effect for a period of two (2) years unless sooner terminated pursuant to the provisions of this Agreement. After the initial term of two (2) years, this Agreement shall be extended automatically from year to year unless either party has provided the other party with written notice at least ninety (90) days prior to any expiration date that it intends to terminate such agreement.

3.       TERMINATION.

         3.1     Treasury Default.  Platinum may, at its option, terminate this
Agreement: (1) in the event that Treasury materially defaults on its obligations hereunder and fails to cure its default within thirty (30) days after having been given notice of such default; and (2) effective immediately and without any requirement of notice, in the event that (a) Treasury is unable to pay its debts within the meaning of section 123 of the UK Insolvency Act 1986 or Treasury otherwise becomes insolvent or suspends making payments to all or any class of its creditors or announces an intention to do so; or (b) any distress, execution, attachment or other legal process affects the whole or a material part of the assets of Treasury; or (c) an Administrative or other Receiver or similar officer is appointed over the whole or any part of the assets of Treasury or Treasury requests any person to appoint such a Receiver or similar officer or any other steps are taken to enforce any charge or other security over any of the property of Treasury; or (d) an order is made or any effective resolution is passed or a petition is presented or other steps are taken for (i) the winding up, dissolution or liquidation of Treasury other than for the purpose of a reconstruction or amalgamation, the terms of which have previously been approved by Platinum in writing; or (ii) the making of an Administration Order against Treasury.

         3.2 Effect of Termination. Upon termination, Treasury shall immediately cease use of the Trademark in all documents, advertising, collateral materials and other printed materials, and shall change its corporate name to exclude the Trademark. Any termination of this Agreement shall be without prejudice to any other rights or remedies available under this Agreement or at law.

4.       ARBITRATION.

         Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to preserve the status quo or prevent irreparable harm, any controversy or claim arising out of or relating to this Agreement or to its breach shall be settled by arbitration by a single arbitrator in accordance with Rules of the American Arbitration Association, pursuant to an arbitration held in Orange County, California, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party shall be entitled to receive from the other party its reasonable attorneys' fees and costs incurred in connection with any action, proceeding or arbitration hereunder.

5.       MISCELLANEOUS; JURISDICTION AND VENUE.

         5.1 Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California in the United States of America.

         5.2 Notices. Any notice or other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given on the day of service if served personally or by facsimile transmission with confirmation, or seven (7) business days after mailing if mailed by First Class mail, registered or certified, postage prepaid, and addressed to the respective parties at the addresses set forth below, or at such other addresses as may be specified by either party pursuant to the terms and provisions of this paragraph. If notice is sent by overnight courier, such as Federal Express or DHL, it shall be deemed to have been duly given two (2) business days after being sent by such overnight courier.

                 If to Platinum:

                         Platinum Software Corporation
                         195 Technology Drive
                         Irvine, California 92718
                         (714) 453-4000
                         Attention:  Michael J. Simmons
                                     Chief Financial Officer

                 If to Treasury:

                          Platinum Treasury Systems, plc
                          32 Peascod Street
                          Windsor, Berkshire
                          SL4 1EA United Kingdom
                          Attention:  Managing Director


         5.3 Assignment. Neither party may assign, without the prior written consent of the other, its rights, duties or obligations under this Agreement to any person or entity, in whole or in part; provided, however, that this Agreement may be assigned by Platinum without the consent of Treasury (i) to a purchaser of all or substantially all of the assets or outstanding capital stock of Platinum, or its parent corporation or other corporation controlled by its parent corporation, whether by merger, consolidation to otherwise, or (ii) to a subsidiary all of whose stock is owned by Platinum provided any transferee agrees to be bound by the terms of this Agreement. Subject to the foregoing limitations, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, and assigns.

         5.4 Force Majeure. Neither party shall be responsible for failure to perform in a timely manner under this Agreement when its failure results from any of the following causes: Acts of God or public enemies, civil war, insurrection or riot, fire, flood, explosion, earthquake or serious accident, strike, labor trouble or work interruption or any cause beyond its reasonable control.

         5.5 Severability. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

         5.6 Entire Agreement. This Agreement (together with all attachments and exhibits hereto) constitutes the entire agreement between the parties and supersedes any and all prior agreements between them, whether written or oral, with respect to the subject matter hereof, and may not be amended or modified except in a writing signed by the parties hereto. No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach thereof, shall constitute a continuing waiver of such provision or a breach or waiver of any other provision of this Agreement.

         5.7 Independent Contractor. Each party hereto shall be and remain in independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.

         5.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and each of which together shall constitute a single instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown below.


"PLATINUM"                               "TREASURY"

PLATINUM SOFTWARE CORPORATION            PLATINUM TREASURY SYSTEMS, plc


By:                                      By:
    -------------------------------          ---------------------------------


Title:                                   Title:
       ----------------------------             ------------------------------

                                   EXHIBIT G

                BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT


         This Bill of Sale, General Conveyance and Assignment, dated as of January _____, 1996, between PLATINUM SOFTWARE CORPORATION, a Delaware corporation (the "Seller"),and PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Buyer"), is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of September 30, 1995 (the "Agreement"), between the Seller and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.


                              W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Seller hereby sells, conveys, assigns, transfers, sets over and delivers to and vests in Buyer, its successors and assigns forever, the Purchased Assets as described in the Agreement, free and clear of all liens, liabilities, obligations, claims, security interests or rights of third parties, except as otherwise specifically provided for in the Agreement.

         Seller shall from time to time after the Physical Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

                 This Bill of Sale, General Conveyance and Assignment is executed by and shall be binding upon Seller and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.



                                          PLATINUM SOFTWARE CORPORATION,
                                          a Delaware corporation



                                          By:
                                             --------------------------------
                                             Michael J. Simmons
                                             Chief Financial Officer

                BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT


         This Bill of Sale, General Conveyance and Assignment, dated as of January _____, 1996, between PLATINUM SOFTWARE CANADA, LTD., an Ontario corporation (the "Assignor"), and PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Buyer"), is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of September 30, 1995 (the "Agreement"), between Platinum Software Corporation ("Seller") and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.


                              W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Assignor hereby sells, conveys, assigns, transfers, sets over and delivers to and vests in Buyer, its successors and assigns forever, those Purchased Assets as described in the Agreement and the schedules thereto, free and clear of all liens, liabilities, obligations, claims, security interests or rights of third parties, except as otherwise specifically provided for in the Agreement.

         Assignor shall from time to time after the Physical Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

         This Bill of Sale, General Conveyance and Assignment is executed by and shall be binding upon Assignor and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.



                                        PLATINUM SOFTWARE CANADA, LTD.,
                                        an Ontario corporation


                                        By:
                                            ------------------------------------


                                        Its:
                                             -----------------------------------

                BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT


         This Bill of Sale, General Conveyance and Assignment, dated as of January _____, 1996, between PLATINUM SOFTWARE (AUST) PTY, LIMITED, an Australian corporation (the "Assignor"), and PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No. ________), (registered office _______________), (the "Buyer"), is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of September 30, 1995 (the "Agreement"), between Platinum Software Corporation ("Seller") and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.


                              W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Assignor hereby sells, conveys, assigns, transfers, sets over and delivers to and vests in Buyer, its successors and assigns forever, those Purchased Assets as described in the Agreement and the schedules thereto, free and clear of all liens, liabilities, obligations, claims, security interests or rights of third parties, except as otherwise specifically provided for in the Agreement.

         Assignor shall from time to time after the Physical Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

         This Bill of Sale, General Conveyance and Assignment is executed by and shall be binding upon Assignor and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.



                                        PLATINUM SOFTWARE (AUST) PTY, LIMITED,
                                        an Australian corporation


                                        By:
                                            ------------------------------------


                                        Its:
                                             -----------------------------------

                BILL OF SALE, GENERAL CONVEYANCE AND ASSIGNMENT


         This Bill of Sale, General Conveyance and Assignment, dated as of January _____, 1996, between PLATINUM SOFTWARE (IRELAND) LIMITED, a corporation formed under the laws of Ireland (the "Assignor"), and PLATINUM TREASURY SYSTEMS, plc, a company registered in England and Wales (Company No.
________), (registered office _______________), (the "Buyer"), is executed pursuant to that certain Agreement of Purchase and Sale of Assets dated as of September 30, 1995 (the "Agreement"), between Platinum Software Corporation ("Seller") and the Buyer. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.


                              W I T N E S S E T H

         That for consideration set forth in the Agreement to be delivered to Seller, the receipt and sufficiency of which is hereby acknowledged by Seller, Assignor hereby sells, conveys, assigns, transfers, sets over and delivers to and vests in Buyer, its successors and assigns forever, those Purchased Assets as described in the Agreement and the schedules thereto, free and clear of all liens, liabilities, obligations, claims, security interests or rights of third parties, except as otherwise specifically provided for in the Agreement.

         Assignor shall from time to time after the Physical Closing, at the Buyer's request and without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and take such other action as the Buyer may require more effectively to transfer, convey and assign to and vest in Buyer, and to put Buyer into possession of any property untransferred, conveyed, assigned and delivered hereunder.

         This Bill of Sale, General Conveyance and Assignment is executed by and shall be binding upon Assignor and its successors and assigns, and for the purposes and use as set forth and referred to above, effective as of the date and year first above written.



                                            PLATINUM SOFTWARE (IRELAND) LIMITED,


                                            By:
                                                --------------------------------


                                            Its:
                                                 -------------------------------

                                   EXHIBIT H

              FORM OF OPINION OF STRADLING, YOCCA, CARLSON & RAUTH


                                                                  (714) 725-4000


                               December ___, 1995



Platinum Treasury Systems, plc.

- -------------------------------

- -------------------------------


                 RE:    Platinum Software Corporation
                        -----------------------------


Ladies and Gentlemen:

         We have acted as counsel to Platinum Software Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery by the Company of that certain Agreement of Purchase and Sale of Assets, dated as of September 30, 1995 (the "Agreement") between the Company and Platinum Treasury Systems, plc, a company formed under the laws of England and Wales (the "Buyer"). This opinion is being delivered pursuant to Section 11.9 of the Agreement. Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings assigned to them in the Agreement.

         In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate. We have assumed that, except for the Agreement and the documents required or contemplated thereby, there are no other documents or agreements between the Company and Buyer which would expand or otherwise modify the respective rights and obligations of the Company or Buyer as set forth in the Agreement and the documents required or contemplated thereby.

         We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, and the genuineness of all signatures. We have also assumed that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Platinum Treasury Systems, plc.
December ___, 1995
Page 2




         As to questions of fact material to our opinions, we have relied upon the representations of each party made in the Agreement and other documents and certificates delivered in connection therewith, certificates of officers of the Company, and certificates and advices of public officials and we have made no independent investigation of such matters.

         Whenever a statement herein is qualified by "known to us," "to our current actual knowledge," or similar phrase, it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

         Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own its properties and assets, to carry on its business as presently conducted and to enter into the Agreement, the Trademark License Agreement, the Morgan and Franklin Termination Agreements, the Bill of Sale, General Conveyance and Assignment, the Debenture, and the Assignment and Assumption Agreement (the "Transaction Documents"), and to perform its obligations under the Transaction Documents.

         2. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company. Each of the Transaction Documents is a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, except as the enforceability thereof may be subject to or limited by (a) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting rights of creditors, and (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or law.

         3. The execution and delivery of the Transaction Documents and the performance by the Company of their respective terms (a) will not breach or result in a violation of the Company's Certificate of Incorporation or Bylaws, or any judgment, order or decree of any court or arbitrator, known to us, to which the Company is a party or is subject, and (b) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any

Platinum Treasury Systems, plc.
December ___, 1995
Page 3



material contract, undertaking, indenture or other agreement or instrument filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

         4. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, other than such consents, approvals, authorizations, designations, declarations or filings listed in the Agreement and Schedule 5.3 thereto or as have been made or obtained on or before the date hereof or which are not required to be made or obtained until after the date hereof.

         5. Except as disclosed in the Agreement or the Exhibits and Schedules delivered by the Company in connection therewith, there is, to our current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal, which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Agreement or any of the transactions contemplated thereby.

         We expressly do not comment upon or render any opinion with respect to any documents referenced in the Transaction Documents.

         We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California, the General Corporation Law of Delaware and federal law.

         The foregoing opinions are being furnished to you solely for your benefit and may not be relied upon by any other person without our prior written consent.


                                               Very truly yours,


                                               STRADLING, YOCCA, CARLSON & RAUTH





                                      3